                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                Datascope Corp.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                Datascope Corp.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee previously paid with preliminary Materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     3)  Filing Party:

        ------------------------------------------------------------------------

     4)  Date Filed:

        ------------------------------------------------------------------------

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 9, 1997
                            ------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Datascope Corp. (the "Corporation") will be held at 11:00 o'clock A.M., local time, on December 9, 1997, at The Harmonie Club, 4 East 60th Street, New York, New York, for the following purposes:

     1. To elect three directors of the Corporation to hold office until the Annual Meeting of Shareholders occurring in 2000 and until the election and qualification of their respective successors;

     2. To approve an amendment to the Datascope Corp. 1995 Stock Option Plan (the "1995 Option Plan") to increase the number of shares of the Corporation's Common Stock which may be the subject of options granted pursuant to the 1995 Option Plan from 750,000 shares in the aggregate to 1,500,000 shares in the aggregate;

     3. To approve the adoption of the Datascope Corp. 1997 Executive Bonus Plan (the "1997 Executive Bonus Plan");

     4. To approve the adoption of the Datascope Corp. Annual Incentive Plan (the "Annual Incentive Plan"); and

     5. To transact such other business as may properly come before the meeting.

     Only holders of record of the Corporation's Common Stock at the close of business on October 28, 1997 are entitled to notice of, and to vote at, the meeting and any adjournment thereof. Such shareholders may vote in person or by proxy.

     SHAREHOLDERS WHO FIND IT CONVENIENT ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU ARE NOT ABLE TO DO SO AND WISH THAT YOUR STOCK BE VOTED, YOU ARE REQUESTED TO FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                          By Order of the Board of Directors,

                                          MURRAY PITKOWSKY,
                                          Secretary

Dated: November 1, 1997

                                DATASCOPE CORP.
                               14 PHILIPS PARKWAY
                           MONTVALE, NEW JERSEY 07645
                            ------------------------

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Datascope Corp. (the "Corporation") of proxies to be used at the Annual Meeting of Shareholders of the Corporation to be held at 11:00 o'clock A.M., local time, on December 9, 1997, at The Harmonie Club, 4 East 60th Street, New York, New York, and at any adjournments thereof. The purposes of the meeting are:

     1. To elect three directors of the Corporation to hold office until the Annual Meeting of Shareholders occurring in 2000 and until the election and qualification of their respective successors;

     2. To approve an amendment to the Datascope Corp. 1995 Stock Option Plan (the "1995 Option Plan") to increase the number of shares of the Corporation's Common Stock which may be the subject of options granted pursuant to the 1995 Option Plan from 750,000 shares in the aggregate to 1,500,000 shares in the aggregate;

     3. To approve the adoption of the Datascope Corp. 1997 Executive Bonus Plan (the "1997 Executive Bonus Plan");

     4. To approve the adoption of the Datascope Corp. Annual Incentive Plan (the "Annual Incentive Plan"); and

     5. To transact such other business as may properly come before the meeting.

     If proxy cards in the accompanying form are properly executed and returned, the shares of Common Stock represented thereby will be voted as instructed on the proxy. If no instructions are given, such shares will be voted (i) for the election as directors of the nominees of the Board of Directors named below,
(ii) in favor of the proposal to increase the number of shares of the Corporation's Common Stock which may be the subject of options granted pursuant to the 1995 Option Plan, (iii) for the approval of the 1997 Executive Bonus Plan, (iv) for the approval of the Annual Incentive Plan, and (v) in the discretion of the Proxies named in the proxy card on any other proposals to properly come before the meeting or any adjournment thereof. Any proxy may be revoked by a shareholder prior to its exercise upon written notice to the Secretary of the Corporation, or by the vote of a shareholder cast in person at the meeting. The approximate date of mailing of this Proxy Statement is November 1, 1997.

                                     VOTING

     Holders of record of the Corporation's Common Stock on October 28, 1997, will be entitled to vote at the Annual Meeting or any adjournment thereof. As of that date, there were 16,056,550 shares of Common Stock outstanding and entitled to vote, and a majority, or 8,028,276 of these shares, will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

     The favorable vote of a majority of the votes cast at the meeting is necessary to elect each director of the Corporation, to increase the number of shares of the Corporation's Common Stock which may be the subject of options granted pursuant to the 1995 Option Plan, to approve the 1997 Executive Bonus Plan and to approve the Annual Incentive Plan. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the matters scheduled to be considered at the Annual Meeting. The Board of Directors recommends a vote FOR each of the nominees named below, the increase in the number of shares of the Corporation's Common Stock which may be the subject of options granted pursuant to the 1995 Option Plan, the approval of the 1997 Executive Bonus Plan and the approval of the Annual Incentive Plan.

                             ELECTION OF DIRECTORS

     Three directors are to be elected at the Annual Meeting. The Board of Directors has recommended the persons named in the table below as nominees for election as directors. All such persons are presently directors of the Corporation. Unless otherwise specified in the accompanying proxy, the shares voted pursuant to it will be voted for the persons named below as nominees for election as directors. If, for any reason, at the time of the election any of the nominees should be unable or unwilling to accept election, it is intended that such proxy will be voted for the election, in such nominee's place, of a substitute nominee recommended by the Board of Directors. However, the Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve as a director.

                 INFORMATION AS TO NOMINEES AND OTHER DIRECTORS

     The following information is supplied with respect to the nominees for election as directors of the Corporation in Class III, and for the directors in Classes II and I whose terms expire at the Annual Meeting of Shareholders occurring in 1999 and 1998, respectively, and until the election and qualification of their respective successors. Unless otherwise indicated below, each director has had the principal occupation(s) indicated on the table for five years or more.

                             NOMINEES FOR DIRECTOR

     CLASS III (If elected each director will hold office until the Annual Meeting of Shareholders occurring in 2000 and until the election and qualification of their respective successors.)

CLASS III

                                                                                     HAS BEEN A
                                                                                      DIRECTOR
                                                                                       OF THE
                                               PRINCIPAL OCCUPATION                  CORPORATION
   NAME OF DIRECTOR         AGE                   OR EMPLOYMENT                        DURING
-----------------------    -----    ------------------------------------------    -----------------
Lawrence Saper.........     69      Chairman of the Board, President and Chief    1964-present
                                    Executive Officer of the Corporation
Alan B. Abramson.......     51      Attorney(1)                                   1996-present
Arno Nash..............     70      Chairman of Iterman Industrial Products       1965-1967;
                                    Ltd.(2)                                       1996-present

---------------
(1) Mr. Abramson has served as President of Abramson Brothers Incorporated since 1972.

(2) Mr. Nash has served as Chairman of Iterman Industrial Products Ltd. since 1965.

                         DIRECTORS WHOSE TERM OF OFFICE
                     WILL CONTINUE AFTER THE ANNUAL MEETING

CLASS II

                                                                                     HAS BEEN A
                                                                                      DIRECTOR
                                                                                       OF THE
                                                PRINCIPAL OCCUPATION                 CORPORATION
     NAME OF NOMINEE           AGE                  OR EMPLOYMENT                      DURING
--------------------------    -----    ---------------------------------------    -----------------
David Altschiller.........     56      Chairman/Chief Executive Officer of        1982-present
                                       Hill, Holliday & Altschiller(3)
Joseph Grayzel, M.D.......     66      Consultant to the Corporation and          1969-present
                                       Physician

---------------
(3) Hill, Holliday & Altschiller is the New York office of Hill, Holliday, Connors, Cosmopulos, Inc., a Boston advertising agency.

CLASS I

                                                                                     HAS BEEN A
                                                                                      DIRECTOR
                                                                                       OF THE
                                                PRINCIPAL OCCUPATION                 CORPORATION
     NAME OF DIRECTOR          AGE                  OR EMPLOYMENT                      DURING
--------------------------    -----    ---------------------------------------    -----------------
George Heller.............     75      Director(4)                                1970-1979;
                                                                                  1980-present
William L. Asmundson......     60      Senior Investment Manager of               1969-present
                                       Rockefeller & Co. Inc.

---------------
(4) Mr. Heller also served as Senior Vice President of the Corporation from 1970 through 1979 and from 1980 through October 1992 and as Secretary of the Corporation from 1970 through 1979 and from 1980 through December 1992.

                             MEETINGS OF THE BOARD

     During the fiscal year ended June 30, 1997, four meetings of the Board of Directors were held. Each of the directors attended 75% or more of the aggregate number of meetings of the Board of Directors and committees on which he served.

     The Board of Directors has an audit committee consisting of Messrs. Altschiller, Asmundson and Abramson. The primary functions of the committee are to review the Corporation's financial statements, recommend the appointment of the Corporation's independent auditors and review the overall scope of the audit. This committee held two meetings during the Corporation's last fiscal year.

     The Corporation has a stock bonus committee consisting of Dr. Grayzel and Messrs. Saper and Heller. This committee is empowered to authorize the issuance of up to 100 shares of the Corporation's Common Stock to each of certain employees of the Corporation or its subsidiaries who have been employed for at least 10 years or who have provided outstanding services on behalf of the Corporation. This committee did not hold any meetings during the Corporation's last fiscal year.

     The Board of Directors also has a compensation committee consisting of Messrs. Altschiller, Asmundson and Abramson. The primary responsibility of this committee is to administer and make recommendations to the Board regarding the Corporation's bonus plans, to review the compensation arrangements relating to officers who are members of the Board of Directors and to administer the Datascope Corp. 1981 Incentive Stock Option Plan (the "1981 Option Plan") and the 1995 Option Plan. This committee held four meetings during the Corporation's last fiscal year.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership with the Commission on a timely basis. Reporting Persons are required to furnish the Corporation with copies of all such forms that they file. Based solely on its review of such forms, the Corporation believes that all filing requirements applicable to Reporting Persons during and with respect to fiscal 1997 were complied with on a timely basis.

                   SECURITY OWNERSHIP OF CERTAIN SHAREHOLDERS

     The following table provides information as to each person who is known to the Corporation to be the beneficial owner of more than 5% of the Corporation's voting securities as of October 1, 1997 (unless otherwise indicated):

                                                       AMOUNT AND NATURE OF          PERCENT OF
        NAME AND ADDRESS OF BENEFICIAL OWNER(1)      BENEFICIAL OWNERSHIP(1)      COMMON STOCK(2)
    -----------------------------------------------  ------------------------     ----------------
    Lawrence Saper.................................          2,953,963(3)               17.6%
      14 Philips Parkway
      Montvale, NJ 07645
    FMR Corp. .....................................          1,190,000(4)                7.4%
      82 Devonshire Street
      Boston, MA 02109

---------------
(1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names as of October 1, 1997, except as otherwise disclosed in the footnotes to the table, according to information publicly filed or furnished to the Corporation by each of them.

(2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 1997. For purposes of calculating Mr. Saper's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 1997 are deemed to be outstanding.

(3) Includes (i) 34,741 shares owned by Trusts created by Mr. Saper for his minor children, (ii) 3,150 shares owned by Carol Saper, Mr. Saper's wife, and (iii) 350,328 shares which are owned by an irrevocable trust of which Carol Saper and Daniel Brodsky are Trustees. Mr. Saper will receive annual distributions from that Trust equal to 34% of the Trust's initial fair market value until September 28, 1997; thereafter the sole beneficiaries are Carol Saper and Mr. Saper's descendants. The Trustees have the sole right to vote and dispose of the shares. He disclaims beneficial ownership of all of the foregoing shares. Includes 545,000 shares which are issuable pursuant to currently exercisable options. This includes an option to purchase 500,000 shares, which option became exercisable on August 3, 1994, subject to the condition that the average of the high and low bid price of the Common Stock as quoted on NASDAQ on the date of exercise is at least $20. The exercise price of the option is $14.00, which was the fair market value of the Common Stock on the date of grant.

(4) According to a Schedule 13G dated February 14, 1997, which was filed with the Securities and Exchange Commission by FMR Corp. ("FMR"), Edward C. Johnson 3d, Abigail P. Johnson, Fidelity Management & Research Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended, and a wholly-owned subsidiary of FMR ("Fidelity") and Fidelity OTC Portfolio, Mr. Johnson 3d is the Chairman of FMR and the owner of 12% of the aggregate outstanding voting stock of FMR and Ms. Johnson is a director of FMR and the owner of 24.5% of the aggregate outstanding voting stock of FMR and each may be deemed to be members of a controlling group with respect to FMR. The Schedule 13G states that, at December 31, 1996, (i) Fidelity was the beneficial owner of 1,190,000 shares of Common Stock as a result of acting as investment adviser to various registered investment companies (the "Funds"), (ii) Fidelity OTC Portfolio, one of the Funds, was the beneficial owner of 939,600 shares of Common Stock (5.82% of the then outstanding shares of Common Stock), (iii) each of Mr. Johnson 3d, FMR (through its control of Fidelity) and the Funds has sole power to dispose of the 1,190,000 shares and (iv) the power to vote all of the 1,190,000 shares resides with the Board of Trustees of the Funds. The address of FMR, Fidelity and Fidelity OTC Portfolio is 82 Devonshire Street, Boston, Massachusetts 02109.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table provides information as of October 1, 1997 with respect to the Common Stock of the Corporation beneficially owned by each director and nominee (except Mr. Saper, whose holdings are shown in the preceding table) and each of the Named Executive Officers (as defined in "Executive Compensation" below), other than Mr. Saper, and by all directors and executive officers as a group (including Mr. Saper):

                                                                 AMOUNT AND
                                                                 NATURE OF             PERCENT OF
               NAME OF BENEFICIAL OWNER(1)                  BENEFICIAL OWNERSHIP     COMMON STOCK(2)
----------------------------------------------------------  --------------------     ---------------
Alan B. Abramson..........................................            5,000(3)           *
David Altschiller.........................................           16,500(4)           *
William L. Asmundson......................................           28,250(4)           *
Joseph Grayzel, M.D. .....................................          267,992(5)              1.6%
George Heller.............................................           68,432(6)           *
Arno Nash.................................................           13,500(3)           *
Murray Pitkowsky..........................................           78,260(7)           *
Stanton Rowe..............................................            6,352(8)           *
Russell Van Zandt.........................................           31,167(9)           *
S. Arieh Zak..............................................           29,000(10)          *
All executive officers and directors as a group                   3,518,462(11)            21.0%
  (consisting of 15 individuals)..........................

---------------
  *  Less than 1%.

 (1) This table identifies persons having sole voting and investment power with respect to the shares set forth opposite their names, except as otherwise disclosed in the footnotes to the table, according to information furnished to the Corporation by each of them.

 (2) Shares beneficially owned, as recorded in this table, expressed as a percentage of the shares of the Common Stock of the Corporation outstanding as of October 1, 1997. For the purpose of calculating each person's beneficial ownership, any shares issuable pursuant to options exercisable within 60 days of October 1, 1997 are deemed to be beneficially owned by, and outstanding with respect to, such person.

 (3) Includes 5,000 shares which are issuable pursuant to currently exercisable options.

 (4) Includes 14,000 shares which are issuable pursuant to currently exercisable options.

 (5) Does not include 31,500 shares held in the name of Dr. Grayzel's children (all of whom have attained majority) under the Uniform Gift to Minors Act, as to which shares Dr. Grayzel disclaims beneficial ownership. Includes 51,000 shares which are issuable pursuant to currently exercisable options. Does not include 25,000 shares which are issuable pursuant to options which will vest on the attainment of certain milestones.

 (6) Includes 8,000 shares which are issuable pursuant to currently exercisable options.

 (7) Includes 38,750 shares which are issuable pursuant to currently exercisable options.

 (8) Includes 6,250 shares which are issuable pursuant to currently exercisable options.

 (9) Includes 25,500 shares which are issuable pursuant to currently exercisable options.

(10) Includes 29,000 shares which are issuable pursuant to currently exercisable options.

(11) Includes 751,963 shares which are issuable pursuant to currently exercisable options.

                     EXECUTIVE OFFICERS OF THE CORPORATION

     The following table sets forth the names, ages and all positions and offices with the Corporation held by the Corporation's present executive officers. Unless otherwise indicated below, each person has held the office indicated for more than five years:

              NAME                 AGE         POSITIONS AND OFFICES PRESENTLY HELD
---------------------------------  ---     --------------------------------------------
Lawrence Saper...................  69      Chairman of the Board, President and Chief
                                           Executive Officer
Murray Pitkowsky.................  66      Senior Vice President, Chief Financial
                                           Officer, Secretary and Treasurer(1)
John Gilbert.....................  40      Vice President; President, Collagen Products
                                           Division(2)
Timothy J. Haines................  40      Vice President, International Distribution
                                           and Markets(3)
Stanton Rowe.....................  46      Vice President, Business Development(4)
Jason Sholder....................  52      Vice President; President, Cardiac Assist
                                           Division(5)
Donald Southard..................  51      Vice President; President, Patient
                                           Monitoring Division(6)
Russell Van Zandt................  56      Vice President; President, InterVascular,
                                           Inc.(7)
S. Arieh Zak, Esq................  36      Vice President, Regulatory Affairs and
                                           Corporate Counsel(8)

---------------
(1) Mr. Pitkowsky has been employed by the Corporation as Senior Vice President since October 1992, as Chief Financial Officer and Treasurer since December 1996, and as Secretary since January 1993. From April 1986 through October 1992, Mr. Pitkowsky served as Vice President, Finance and Treasurer of the Corporation. He also served as Treasurer from February 1994 to May 1994, and as Chief Financial Officer from August 1994 to May 1995.

(2) Mr. Gilbert has been employed by the Corporation as Vice President and President of the Collagen Products Division since September 1997. Mr. Gilbert served as General Manager of the Collagen Products Division from May 1997 to September 1997. Previously, he served as Director of VasoSeal Sales for the Collagen Products Division from July 1995. Mr. Gilbert served as an Area Sales Director for the Patient Monitoring Division, beginning in 1994. Prior to becoming Area Sales Director, Mr. Gilbert served as a Regional Sales Manager and Zone Manager for the Patient Monitoring Division. Mr. Gilbert has been employed by the Corporation since 1983.

(3) Mr. Haines has been employed by the Corporation as Vice President, International Distribution and Markets of the Corporation since August 1997. Mr. Haines was Vice President, Managing Director, Europe at Heartpoint from March 1997 to August 1997. Mr. Haines served as a Vice President of the Corporation and as the President of the Patient Monitoring Division from July 1996 to March 1997. From July 1993 to June 1996, Mr. Haines served as the President of InterVascular, Inc., a wholly owned subsidiary of the Corporation. From June 1992 to July 1993, Mr. Haines served as Vice President, Operations of Telectronics, Inc.

(4) Mr. Rowe has been employed by the Corporation as Vice President, Business Development since September 1996. From September 1996 to February 1997, Mr. Rowe also served as Acting President, Cardiac Assist Division. Prior to his employment with the Corporation, Mr. Rowe served as Vice President, New Business Development of Johnson & Johnson Interventional Systems Company from January 1990 to July 1996.

(5) Mr. Sholder has been employed as a Vice President of the Corporation and as the President of the Cardiac Assist Division since June 1997. Prior to his employment with the Corporation, Mr. Sholder served as Senior Vice President, Technology of Pacesetter, Inc. from December 1993 to May 1997, as

    Vice President, Clinical Research and Regulatory Affairs from March 1989 to December 1993, and in various other executive positions at Pacesetter, Inc. since February 1977.

(6) Mr. Southard has been employed as a Vice President of the Corporation and as the President of the Patient Monitoring Division since February 1997. Mr. Southard served as Vice President, Sales of the Patient Monitoring Division from July 1996 to February 1997. Prior to his employment with the Corporation, Mr. Southard served as Vice President, Sales and Marketing of Elscint, Inc. from August 1994 to June 1996, and as Chief Executive Officer of Serviscope Corp. from November 1991 to May 1994.

(7) Mr. Van Zandt has been employed by the Corporation as a Vice President of the Corporation since July 1992, and as the President of InterVascular, Inc. since July 1996. From July 1992 through June 1996, Mr. Van Zandt served as President of the Cardiac Assist Division. From November 1989 through July 1992, Mr. Van Zandt served as President of Bard Vascular Systems. From April 1986 through November 1989, Mr. Van Zandt served as President of Bard Canada, Inc.

(8) Mr. Zak has been employed by the Corporation as Corporate Counsel since November 1992, and as Vice President of Regulatory Affairs since September 1995. From 1986 through 1992 Mr. Zak served as a litigation associate at Sullivan & Cromwell.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth for the fiscal years ended June 30, 1997, 1996 and 1995, the compensation for services in all capacities to the Corporation of those persons who were at June 30, 1997 the chief executive officer and the other four most highly compensated executive officers of the Corporation (collectively, the "Named Executives"):

                                                                                      LONG TERM COMPENSATION
                                                                            ------------------------------------------
                                           ANNUAL COMPENSATION                                           PAYOUTS
                                 ----------------------------------------          AWARDS          -------------------
                                                             OTHER ANNUAL   --------------------             ALL OTHER
                                                               COMPEN-      RESTRICTED              LTIP      COMPEN-
           NAME AND                     SALARY     BONUS        SATION        STOCK      OPTIONS   PAYOUTS    SATION
      PRINCIPAL POSITION         YEAR     ($)       ($)          ($)        AWARDS($)      (#)       ($)      ($)(1)
-------------------------------  ----   -------   --------   ------------   ----------   -------   -------   ---------
Lawrence Saper.................  1997   795,000    600,000      195,033(2)      --           --      --        9,869
  Chairman of the Board,         1996   630,000    400,000      313,897(2)      --           --      --        8,742
  President and Chief Executive  1995   630,000    400,000      137,221(2)      --           --      --        8,540
  Officer
Murray Pitkowsky,..............  1997   215,000     75,000           --         --       15,000      --        6,989
  Senior Vice President,         1996   215,000     75,000           --         --       10,000      --        6,418
  Chief Financial Officer,       1995   215,000     75,000           --         --           --      --        6,205
  Secretary and Treasurer
Stanton Rowe...................  1997   154,071     60,000       86,328(3)      --       25,000      --          822
  Vice President,                1996        --         --           --         --           --      --           --
  Business Development           1995        --         --           --         --           --      --           --
Russell Van Zandt..............  1997   215,000     35,000      273,441(4)               15,000      --        3,024
  Vice President;                1996   214,050     75,000           --         --       10,000      --        3,718
  President, InterVascular Inc.  1995   208,400    120,000           --         --        5,000      --        4,936
S. Arieh Zak...................  1997   182,500    122,500(5)         --        --       15,000      --        5,960
  Vice President,                1996   170,625    122,500(5)         --        --       10,000      --        6,368
  Regulatory Affairs and         1995   155,625     75,000           --         --       13,000      --        5,379
  Corporate Counsel

---------------
(1) Amounts in this column represent (a) Corporation matching contributions under the Corporation's 401(k) Savings and Supplemental Retirement Plan, (b) premiums for term life insurance and (c) with respect to split dollar life insurance policies maintained by the Corporation for the benefit of Messrs. Saper and Pitkowsky, the actuarial value of the benefit to such Named Executives of the current year's insurance premium paid by the Corporation in excess of that required to fund the death benefit under the policy. The amounts comprising items (a), (b) and (c) described in the preceding sentence for each Named Executive in fiscal year 1995 are as follows. Saper:
    (a) $4,620, (b) $885 and (c) $3,035. Pitkowsky: (a) $4,620, (b) $597 and (c)
    $988. Van Zandt: (a) $4,051 and (b) $885. Zak: (a) $4,714 and (b) $665. The
    amounts comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 1996 are as follows. Saper: (a) $4,750, (b) $1,026 and (c) $2,966. Pitkowsky: (a) $4,620, (b) $863 and (c) $935. Van Zandt (a)
    $2,692 and (b) $1,026. Zak: (a) $5,432 and (b) $936. The amount comprising items (a), (b) and (c) described above for each Named Executive in fiscal year 1997 are as follows. Saper: (a) $4,750, (b) $1,124 and (c) $3,995.
    Pitkowsky: (a) $4,750, (b) $732 and (c) $1,507. Rowe: (a) $0 and (b) $822.
    Van Zandt: (a) $1,900 and (b) $1,124. Zak: (a) $4,875 and (b) $1,085.
    Cumulative net life insurance premiums paid under the split dollar life insurance program are recoverable (i) with respect to Mr. Saper, on death, if not recovered earlier, and (ii) with respect to Mr. Pitkowsky, at retirement or death.

(2) Includes payments for automobile and expense allowance, respectively, in the following amounts: $66,297 and $0 in fiscal 1997; $66,684 and $45,876 in fiscal 1996 and $67,476 and $69,745 in fiscal 1995. Includes $16,266 for personal tax services in fiscal year 1997 and $21,780 in fiscal year 1996. Also includes $112,470 reimbursement for executive portion of split dollar life insurance in fiscal year 1997 and $179,557 in fiscal year 1996 covering fiscal years 1995 and 1996.

(3) Includes $85,619 reimbursement for relocation expenses and $709 representing personal use of an automobile leased by the Corporation.

(4) Includes $267,900 reimbursement for relocation expenses and $5,541 representing personal use of an automobile leased by the Corporation.

(5) Includes special incentive award of $95,000 granted in May 1995 for which payment was made as follows: $47,500 in fiscal year 1996 and $47,500 in fiscal year 1997.

OPTIONS OF NAMED EXECUTIVES TO PURCHASE SECURITIES

     On October 1, 1981, the Corporation adopted the 1981 Option Plan, which was subsequently approved by the shareholders at the 1981 Annual Meeting. Options that qualify as, and options that do not qualify as, incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code"), may be granted thereunder. The 1981 Option Plan, as amended, reserved 3,075,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The 1981 Option Plan terminated on September 30, 1996; but options issued thereunder remain outstanding. Consequently, the Corporation can no longer issue options under the 1981 Option Plan.

     On September 19, 1995, the Corporation adopted the 1995 Option Plan, which was subsequently approved by the shareholders at the 1995 Annual Meeting. Options that qualify as, and options that do not qualify as, incentive stock options under the Code may be granted thereunder. The 1995 Option Plan reserved 750,000 shares of Common Stock for issuance to key employees and officers recommended and approved by the Board of Directors, or a committee thereof, at a price not less than 100% (or, in the case of an incentive stock option granted to a 10% shareholder, 110%) of the fair market value of the shares purchased thereunder on the date of grant. No option may be exercisable more than ten years from the date of grant, and an incentive stock option granted to a 10% shareholder may not be exercisable more than five years from the date of grant. The Stock Option Plan is administered by the Compensation Committee of the Board of Directors. The 1995 Option Plan terminates on September 17, 2005. One of the proposals at the annual meeting is to increase the number of shares of the Corporation's Common Stock which may be the subject of options granted pursuant to the 1995 Option Plan. See "Amendment to the 1995 Stock Option Plan."

OPTION GRANTS IN LAST FISCAL YEAR

                          INDIVIDUAL GRANTS                                               POTENTIAL REALIZED
                     ---------------------------                                           VALUE AT ASSUMED
                                     % OF TOTAL                                             ANNUAL RATES OF
                      NUMBER OF        OPTIONS                                                   STOCK
                     SECURITIES      GRANTED TO                                           PRICE APPRECIATION
                     UNDERLYING       EMPLOYEES                                             FOR OPTION TERM
                       OPTIONS        IN FISCAL      EXERCISE PRICE      EXPIRATION       -------------------
       NAME          GRANTED(#)         YEAR             ($/SH)             DATE           5%($)      10%($)
-------------------  -----------     -----------     --------------     -------------     -------     -------
Lawrence Saper.....          0            --                 --                    --          --          --
Murray Pitkowsky...     15,000(1)        3.2              16.50         Oct. 22, 2006     155,598     394,284
Stanton Rowe.......     25,000(1)        5.3              16.50         Oct. 22, 2006     259,329     657,139
Russell Van
  Zandt............     15,000(1)        3.2              16.50         Oct. 22, 2006     155,598     394,284
S. Arieh Zak.......     15,000(1)        3.2              16.50         Oct. 22, 2006     155,598     394,284

---------------
(1) The option becomes exercisable in four equal annual installments beginning on October 23, 1997.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

                                                         NUMBER OF SECURITIES   VALUE OF UNEXERCISED
                                                        UNDERLYING UNEXERCISED  IN-THE-MONEY OPTIONS
                                SHARES                  OPTIONS AT FISCAL YEAR     AT FISCAL YEAR
                               ACQUIRED       VALUE             END(#)                 END($)
                              ON EXERCISE   REALIZED         EXERCISABLE/           EXERCISABLE/
             NAME                 (#)          ($)          UNEXERCISABLE          UNEXERCISABLE
-----------------------------------------  -----------  ----------------------  --------------------
Lawrence Saper................        0           0             545,000/0             2,719,000/0
Murray Pitkowsky..............        0           0         31,250/23,750          149,621/51,024
Stanton Rowe..................        0           0              0/25,000                0/73,450
Russell Van Zandt.............    1,750       8,641         17,500/25,500                0/56,384
S. Arieh Zak..................        0           0         21,250/24,750           45,736/53,962

PENSION PLAN AND SUPPLEMENTAL BENEFIT PLANS

  Pension Plan Table

                                                           YEARS OF SERVICE
                                       --------------------------------------------------------
              REMUNERATION                15          20          25          30          35
    ---------------------------------  --------    --------    --------    --------    --------
    $125,000.........................    28,125      37,500      46,875      56,250      65,625
    $150,000.........................    33,750      45,000      56,250      67,500      78,750
    $175,000.........................    39,375      52,500      65,625      78,750      91,875
    $200,000.........................    45,000      60,000      75,000      90,000     105,000
    $225,000.........................    50,625      67,500      84,375     101,250     118,125
    $250,000.........................    56,250      75,000      93,750     112,500     131,250
    $300,000.........................    67,500      90,000     112,500     135,000     157,500
    $400,000.........................    90,000     120,000     150,000     180,000     210,000
    $450,000.........................   101,250     135,000     168,750     202,500     236,250
    $500,000.........................   112,500     150,000     187,500     225,000     262,500

  Pension Plan

     The Corporation maintains the Datascope Corp. Pension Plan. Each year the Corporation contributes an amount necessary to fund the plan on an actuarial basis. Pension benefits to be received upon retirement are determined by an employee's highest 5 consecutive years' earnings (based on base salary, commission and certain bonus compensation paid to sales and service representatives) in the 10 years preceding retirement, length of service with the Corporation and age at retirement. Mr. Saper is currently credited with 33 years of service under the plan, Mr. Pitkowsky with 11 years, Mr. Van Zandt with 5 years, and Mr. Zak with 5 years; Mr. Rowe will be retroactively credited with 1 year of service in January 1998. Pensions are reduced by 1.5% of an employee's estimated primary Social Security benefit for each year of credited service (to a maximum of 33 1/3 years). The net pension is limited as required by the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). The foregoing table illustrates annual pension benefits on a single life basis, assuming retirement at age 65 and prior to reduction for Social Security benefits or application of the ERISA limits.

  Supplemental Benefit Plans

     The Corporation also maintains certain plans which provide for supplemental pension benefits for Messrs. Saper and Pitkowsky (the "Supplemental Benefits Plans"). Under the terms of the plan maintained for Mr. Pitkowsky, he is entitled to receive upon retirement a total annual benefit of $120,000, which is payable for 15 years. The payments to be received were determined based upon Mr. Pitkowsky's employment by the Corporation past age 65. The plan in effect for Mr. Pitkowsky also provides for survivor benefits, including monthly payments upon death. The plan in effect for Mr. Saper during fiscal year 1997 provides that upon his retirement, Mr. Saper is entitled to receive annual lifetime payments, the amounts of which will be based on 60% of the average total compensation for the three years in which Mr. Saper's compensation was greatest of the ten years immediately preceding Mr. Saper's retirement, less the benefit payable under the Datascope Corp. Pension Plan. However, the supplemental retirement benefit will not be less than the value of the benefit that would have been payable had Mr. Saper's retirement occurred at age 65, which amount is actuarially increased to his actual retirement date. At June 30, 1997, the estimated annual benefit payable to Mr. Saper under his Supplemental Benefits Plan approximates $1,090,000. Under the terms of Mr. Saper's Supplemental Benefits Plan, the annual benefit will be increased to reflect changes in his compensation to retirement. The plan in effect for Mr. Saper provides survivor benefits in the form of a $10,000,000 life insurance policy, maintained pursuant to a split-dollar agreement among Mr. Saper, the Corporation, and a trust for the benefit of Mr. Saper's family (the "Trust"). The Corporation's net investment in the program is recoverable on Mr. Saper's death, but may be repaid sooner by the Trust. Benefits under each Supplemental Benefits Plan are paid from the general funds of the Corporation; however, the Corporation purchases key-man insurance intended to recover a substantial portion of the net after-tax cost of the benefits.

COMPENSATION OF DIRECTORS

     During fiscal year 1997, each director of the Corporation (except Mr. Saper and Dr. Grayzel) (the "Non-Employee Directors") received an annual retainer of $12,000 in cash and an attendance fee of $1,500 for each meeting of the Board attended by that director and $750 per committee meeting attended. In addition, each committee chairman received an annual retainer of $3,000.

     Effective as of the 1997 shareholders meeting, the annual retainer for each Non-Employee Director has been increased to $24,000, which is payable in shares of the Corporation's Common Stock in order to assure that such directors have an ownership interest in the Corporation in common with other shareholders. Payment of the annual retainer will generally occur at the beginning of each calendar year. In connection with the payment of annual retainers, the Corporation has reserved 25,000 shares of Common Stock for issuance. A director may elect to defer receipt of compensation, in which case the annual retainer will be paid entirely in shares of Common Stock. In the case of directors electing current receipt of compensation, 40% of such portion is paid in cash (to approximate current federal income tax liability) and the balance in Common Stock.

     From time to time, the Corporation has granted options to directors to purchase shares of Common Stock. These options remain exercisable in full until the earlier of ten years after the date of grant or the termination of status as a director of the Corporation, and are not transferable except that each of the options may be exercised by an executor or administrator within one year after an optionee's death or disability but not beyond the option's normal expiration date. Each option provides that the optionee may pay for any shares acquired pursuant to the exercise of such option by cash or check or by transfer to the Corporation of a number of shares of the Corporation's Common Stock with an aggregate market value equal to the aggregate option exercise price. Such options do not qualify as incentive stock options under the Code. For federal income tax purposes, an optionee will realize taxable income on the date of exercise of an option, and the

Corporation will then be allowed a deduction from income, equal to the excess of
(a) the aggregate market value, on the date of exercise, of the shares so acquired over (b) the aggregate option exercise price for such shares.

     Transactions with respect to stock options granted to directors who are officers of the Corporation pursuant to the 1981 Option Plan and the 1995 Option Plan and with respect to the certain director options which have been approved by the Corporation's shareholders are exempt from the short-swing trading liability provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Rule 16b-3 of the Exchange Act. The 1981 Option Plan and the 1995 Option Plan do not cover grants to directors who are not employees or officers of the Corporation.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Corporation has entered into a five-year employment agreement with Mr. Saper, dated as of July 1, 1996. The employment agreement provides for automatic one-year extensions of the term of the agreement after July 1, 1997 unless either party gives notice of intent not to extend one hundred and eighty days before any extension. The employment agreement provides for an annual base salary of $795,000 until July 1, 1997, after which increases will be as determined by the Board of Directors or its Compensation Committee. Pursuant to the terms of the employment agreement, Mr. Saper is entitled to an annual bonus based on criteria determined by the Compensation Committee. Under the employment agreement, Mr. Saper is also entitled to receive bonus compensation in accordance with any long-term and annual incentive compensation plans that are maintained by the Corporation for the benefit of its executives, and to participate in any other bonus plans maintained by the Corporation for its executives. See "Compensation Committee Report on Executive Compensation." Mr. Saper is also entitled to certain retirement benefits. See "Pension Plan and Supplemental Benefit Plans." Mr. Saper may terminate the employment agreement for good reason, including a significant breach by the Corporation of its obligations thereunder or certain changes-in-control of the Corporation, in which event Mr. Saper is entitled to receive a lump-sum payment equal to his compensation as then in effect (including base salary and prior year's bonus compensation) multiplied by the number of years (including any partial years) remaining in his term of employment.

     The Corporation has agreed that in the event of a change in control of the Corporation Mr. Pitkowsky would be entitled to a lump-sum payment of 2.5 times his annual base salary then in effect.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The compensation committee of the Board of Directors (the "Compensation Committee") establishes and reviews the Corporation's arrangements and programs for compensating executive officers, including the Named Executives. The Compensation Committee is composed entirely of directors who are neither officers nor employees of the Corporation. The Compensation Committee has been advised by outside legal counsel and by compensation consultants in formulating the Compensation Committee's overall philosophy and objectives regarding executive compensation and in structuring the Chief Executive Officer's compensation package.

  PHILOSOPHY AND POLICY

     The Compensation Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Corporation. Under this approach, the attainment of yearly earnings and other short-term targets is compensated through yearly bonuses under the bonus plans described below, and long-term performance of the Corporation is rewarded through the grant of stock options under the 1995 Option Plan described above. The bonuses and stock options are in addition to executives' yearly base salaries, which are determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to the Corporation in the Corporation's industry.

     The Bonus Plan for all employees allows for annual bonus payments to eligible executives based on attainment of overall corporate and division earnings targets. The divisional earnings targets are established annually by the divisional presidents and approved by Mr. Saper and the overall corporate earnings targets are established annually by the Corporation's Board of Directors. Bonuses are granted to participants if the target level of earnings growth is achieved, and the size of the executive's bonus increases with the level of earnings growth up to a certain maximum level of bonus. Mr. Saper has the discretion, subject to approval of the Board of Directors, to grant special awards or adjust annual awards in the event that corporate or divisional results do not adequately reflect a participant's effort. The percentage of an eligible executive's salary which may be earned as a bonus varies depending on the employee's position with the Corporation. In 1997, the Compensation Committee approved a new Bonus Plan, which is subject to shareholder approval. See "Annual Incentive Plan" for a description of that Plan.

     The Compensation Committee believes that, in addition to compensating executives for the long-term performance of the Corporation, the grant of stock options aligns the interest of the executives with those of the Corporation's shareholders. The Compensation Committee determines the recipients of stock option grants and the size of the grants consistent with these principles, and based on the employee's performance and position with the Corporation.

  COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Mr. Saper's compensation for fiscal year 1997 was determined by an employment agreement entered into as of July 1996. The overall compensation included in the agreement was determined in a manner to be competitive with companies which the Compensation Committee believes are comparable to the Corporation in the Corporation's industry. Part of Mr. Saper's bonus for fiscal year 1997 was determined under the 1997 Executive Bonus Plan, which is described below. See "1997 Executive Bonus Plan." The Compensation Committee also awarded Mr. Saper a discretionary bonus to reward Mr. Saper's leadership of the Corporation during fiscal year 1997, with a special emphasis on the strengthening of the Corporation's management team and the development of new products. Mr. Saper earned a bonus of $500,850 under the 1997 Executive Bonus Plan (see "1997 Executive Bonus Plan"), which, together with the discretionary bonus awarded by the Compensation Committee, resulted in total bonus compensation of $600,000 for Mr. Saper for fiscal year 1997.

  DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Corporation's Chief Executive Officer and certain other highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The 1997 Executive Bonus Plan and the Annual Incentive Plan are subject to shareholder approval so amounts payable to Mr. Saper under the 1997 Executive Bonus Plan and to Covered Employees under the Annual Incentive Plan can be deducted under Section 162(m) of the Code.

                             COMPENSATION COMMITTEE

                          David Altschiller (Chairman)
                                Alan B. Abramson
                              William L. Asmundson

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference the Proxy Statement into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except to the extent that the Corporation specifically incorporated this information by reference and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

     The following graph compares the cumulative total shareholder return on Common Stock with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Medical Products and Supplies Index for the five year period commencing July 1, 1992 and each subsequent June 30 through June 30, 1997. The graph assumes that the value of the investment in Common Stock was $100 on July 1, 1992 and that all dividends were reinvested.


                                            Cumulative Total Return
                                             Years as of June 30th
                                   -----------------------------------------
                                   1992   1993   1994    1995    1996   1997
                                   ----   ----   ----    ----    ----   ----

Datascope Corp.                     100     64     68      73      76     84

S & P 500 Index                     100    114    115     145     183    247

S & P Medical Products &
 Supplies Index                     100     82     79     121     159    211

              APPROVAL OF AMENDMENT TO THE 1995 STOCK OPTION PLAN

     As of October 1, 1997, there were 28,850 shares of authorized Common Stock remaining which may be the subject of new options (each an "Option") issued under the 1995 Option Plan. The Board of Directors of the Corporation believes that the authorization of additional shares of Common Stock that may be issued pursuant to Options granted to officers and key employees under the 1995 Option Plan would assist the Corporation in attracting and retaining qualified employees. Accordingly, the Board of Directors approved an amendment to the 1995 Option Plan that would increase the aggregate number of shares of Common Stock which may be the subject of Options granted pursuant to the Plan from 750,000 to 1,500,000 shares. The Board of Directors recommends that the amendment to the 1995 Option Plan be presented to the Corporation's shareholders for approval. If the amendment to the 1995 Option Plan is not approved, no additional Options would be granted under the 1995 Option Plan after the options initially authorized are granted. The increased number of shares of Common Stock subject to the 1995 Option Plan would constitute approximately 4.4% of the shares of Common Stock that were outstanding, and reserved for issuance pursuant to outstanding Options, as of October 1, 1997.

STOCK OPTION PLAN

     The following is a summary of the material provisions of the 1995 Option Plan. Such summary should, however, be read in conjunction with, and is qualified in its entirety by the complete text of the 1995 Option Plan, as proposed to be amended, as set forth in Exhibit A to this Proxy Statement and incorporated herein by reference.

     General Information. The 1995 Option Plan currently provides for the issuance of Options to purchase up to 750,000 shares of Common Stock. Each Option may be either an Incentive Stock Option ("ISO") as defined in Section 422 of the Code or a Non-Qualified Stock Option ("NQSO"). The 1995 Option Plan is designed to aid the Corporation and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Corporation, thereby stimulating in such individual an increased desire to render greater services which will contribute to the continued growth and success of the Corporation and its subsidiaries. Officers and key employees (approximately 200 persons) are currently eligible for grants of Options under the 1995 Option Plan. Any one participant may be granted Options to purchase a maximum of 150,000 shares of Common Stock in any one year (subject to adjustment as described below). Generally, any Option granted under the 1995 Option Plan which is forfeited, expires or terminates prior to vesting or exercise will again be available for award under the 1995 Option Plan; provided, however, that in the case of a cancellation or termination of an Option in the same fiscal year that such Option was granted (or for purposes of determining the maximum number of Options which may be granted to a participant under the Plan, the cancellation or termination of an Option at any time), both the canceled Option and the newly granted Option shall be counted in determining whether the participant has received the maximum number of Options permitted to be issued to any one participant under the Plan.

     Term. The 1995 Option Plan will terminate on September 17, 2005, unless the Board of Directors, in its sole discretion, terminates the 1995 Option Plan prior to that date.

     Stock Subject to the Plan. As of October 1, 1997, Options granted to purchase an aggregate of 715,150 shares of Common Stock (with per share exercise prices ranging from $16.50 to $24.125 and expiration dates ranging from September 2005 to September 2007) were outstanding under the 1995 Option Plan. On October 1, 1997, the closing price of the Common Stock was $21.875 per share.

     Plan Administration. The Compensation Committee or other duly designated committee (the "Committee") of the Board shall administer the 1995 Option Plan. The Committee has the full authority to interpret the 1995 Option Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom Options may be granted under the 1995 Option Plan, to select from among the eligible individuals those to whom Options are to be granted, to determine the terms and provisions of the respective Option agreements, and to make all other determinations necessary or advisable for the administration of the 1995 Option Plan. Members of the Committee are not eligible to receive Options under the 1995 Option Plan; each member of the Committee is both a "disinterested person" within the meaning of Rule 16b-3 under the Exchange Act and an "outside director" as that term is defined for the purposes of Section 162(m) of the Code.

     The Stock Option Plan may be wholly or partially amended or otherwise modified, or suspended at any time or from time to time by the Committee, with the approval of the Board of Directors. However, the following amendments can only be adopted subject to approval of the shareholders of the Corporation: any amendment which (i) increases the number of Shares that may be the subject of Options granted under the 1995 Option Plan, (ii) expands that class of individuals eligible to receive Options under the 1995 Option Plan, (iii) increases the period during which Options may be granted or the permissible term of Options under the 1995 Option Plan, (iv) decreases the minimum exercise price of such Options, or (v) would require the approval of Shareholders in order for options granted under the 1995 Option Plan to satisfy the requirements for performance-based compensation for purposes of Section 162(m) (4) (C) of the Code (or successor provisions).

     Neither the amendment, suspension nor termination of the 1995 Option Plan shall, without the consent of the holder of such Option, alter or impair any rights or obligations under any Option theretofore granted.

     Options Issued Under 1995 Option Plan. The terms of specific Options are determined by the Committee. The per share exercise price of the Common Stock subject to Options shall not be less than 100% of the fair market value of the shares of Common Stock on the date of grant. However, in the case of ISOs granted to a holder of shares representing at least 10% of the total combined voting power of the Corporation, or of any subsidiary or parent thereof (a "10% Shareholder"), the per share exercise price shall not be less than 110% of the fair market value of the Common Stock on the date of the grant. Each Option will be exercisable during the period or periods specified by the Committee, and set forth in an option agreement, which period or periods shall not exceed 10 years from the date of grant, or five years, in the case of ISOs granted to a 10% Shareholder. The aggregate fair market value, determined as of the date of grant, of the Common Stock subject to ISOs which may first become exercisable by an individual (under the 1995 Option Plan or any other plan of any parent or subsidiary of the Corporation) in any calendar year shall not exceed $100,000. All shares available for issuance under the 1995 Option Plan may be ISOs.

     The 1995 Option Plan provides that the Committee shall make adjustments with respect to the unexercised portion of any Option to prevent the inequitable dilution or enlargement of the rights of any holder of an Option. In the event of a merger or consolidation where the Corporation is not the surviving corporation, and the agreements governing such transaction do not provide for the substitution of new options in lieu of Options, the holder of any Option granted under the 1995 Option Plan will have the right, not less than five days prior to the record date for the determination of Shareholders entitled to participate in such merger or consolidation, to exercise the total unexercised portion of his or her Option without regard to any installment provisions of such Option, provided that all conditions precedent to the exercise of such Option, other than the passage of time, have been satisfied.

     Upon the exercise of an Option, the holder of such Option shall pay the Corporation the exercise price plus the amount of the required federal and state withholding taxes, if any. The 1995 Option Plan allows the participant to pay the exercise price in cash or previously owned shares of Common Stock, (which have been held by the option holder for at least 6 months prior to the date the shares are surrendered for payment), or a combination thereof. The 1995 Option Plan also allows participants to elect to have shares withheld upon exercise for the payment of withholding taxes.

     Should any employee terminate, either voluntarily or involuntarily, his or her employment at the Corporation or any of its subsidiaries, while holding any outstanding Options granted under the 1995 Option Plan, such Options will terminate on the date of such termination of employment, regardless of the term of the Option. However, if the termination of employment is due to retirement, the holder may exercise any Option which the holder could have exercised on the date of such termination of employment, provided that such exercise is within the Option term and within three months of such termination of employment. In addition, if the termination of employment is due to either death or disability of the holder, the holder may exercise any Option which the holder could have exercised on the date of such termination of employment, provided that such exercise is within the Option term and within one year of such termination of employment.

     An employee exercising an Option is not permitted to sell or transfer any Common Stock acquired thereby within seven months following the date of such exercise without the prior written consent of the Corporation. In the event that during the first six months of such period the holder of the Option ceases to be an employee of the Corporation or its subsidiaries for any reason (other than death), then the Corporation shall have the right for the duration of such seven month period to repurchase all such shares of Common Stock which are subject to such restriction at a purchase price equal to the aggregate exercise price paid by the employee for such shares of Common Stock. The Compensation Committee has waived this restriction on a per-employee basis for up to 2,500 exercisable Options per calendar year from each Option grant.

     New Plan Benefits. As of the date of this Proxy Statement, no Options have been granted under the 1995 Option Plan with respect to any shares of Common Stock which are the subject of the proposed amendment to the 1995 Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

     Set forth below is a description of the federal income tax consequences under the Code, of the grant and exercise of the benefits awarded under the 1995 Option Plan. This description does not purport to be a complete description of the federal income tax aspects of the 1995 Option Plan. The summary does not include any discussion of state, local or foreign income tax consequences or the effect of gift, estate or inheritance taxes, any of which may be significant to a particular employee eligible to receive Options.

     There will be no federal income tax consequences to employees or the Corporation on the grant of a NQSO. On the exercise of a NQSO, the employee generally will have taxable ordinary income, subject to withholding, equal to the excess of the fair market value of the shares of Common Stock received on the exercise date over the option price of the shares. The Corporation will be entitled to a tax deduction in that year which includes the year in which the employee includes the income, and in an amount equal to the amount of income recognized by the employee provided the Corporation complies with applicable withholding and/or reporting rules. Any ordinary income realized by an employee upon exercise of a NQSO will increase his tax basis in the Common Stock thereby acquired.

     With respect to Common Stock acquired upon the exercise of an Option which will not be transferable for the first seven months after exercise without the written consent of the Committee, and which will be subject to repurchase by the Corporation at the option exercise price should the participant cease to be an officer or employee of the Corporation or its subsidiaries during the first six months of such seven month period, for federal income tax purposes the Common Stock will be subject to a "substantial risk of forfeiture" during such six month period. Thus, a participant will defer the recognition of income until the end of that six month period (or until such restriction is terminated) and recognize compensation income equal to the difference between the exercise price and the market value of the Common Stock at such time unless the participant elects to recognize compensation income on the exercise date. Any additional gain or any loss recognized upon the subsequent disposition of the acquired Common Stock will be a capital gain or loss.

     With respect to ISOs, no compensation income is recognized by a participant, and no deduction is available to the Corporation upon either the grant or exercise of an ISO. However, the difference between the exercise price of an ISO and the market price of the Common Stock acquired on the date that the substantial risk of forfeiture of the underlying Common Stock lapses will be included in alternative minimum taxable income of a participant for the purposes of the "alternative minimum tax." Generally, if an optionee holds the shares acquired upon exercise of ISOs until the later of (i) two years from the grant of the ISOs or (ii) one year from the date of acquisition of the shares upon exercise of ISOs, any gain recognized by the participant on a sale of such shares will be treated as capital gain. The gain recognized upon the sale is the difference between the option price and the sale price of the Common Stock. The net federal income tax effects on the holder of ISOs generally is to defer, until the shares are sold, taxation (other than for alternative minimum tax purposes) of any increase in the value of the Common Stock from the time of grant to the time of exercise, and to treat such gain as capital gain. If the optionee sells the shares prior to the expiration of the holding period set forth above (a "disqualified disposition"), the optionee will realize ordinary compensation income in the amount equal to the difference between the exercise price and the fair market value on the date that the substantial risk of forfeiture of the underlying Common Stock lapses. The compensation income will be added to the optionee's basis for purposes of determining the gain on the sale of the shares. Such gain will be capital gain if the shares are held as capital assets. If the application of the above-described rule would result in a loss to the optionee, the compensation income required to be recognized thereby would be limited to the excess, if any, of the amount realized on the sale over the basis of the shares sold. If an optionee disposes of shares obtained upon exercise of an ISO prior to the expiration of the holding period described above (a "disqualified disposition"), the Corporation will, subject to satisfying certain withholding and/or reporting obligations, be entitled to a deduction in the amount of the compensation income that the optionee recognizes as a result of the disposition.

     An employee who surrenders shares of Common Stock in payment of the exercise price of an Option will not recognize gain or loss on his or her surrender of such shares, but, in the case of an NQSO, will recognize ordinary income on the exercise of an NQSO as described above. Of the shares received in such an exchange, that number of shares equal to the number of shares surrendered will have the same tax basis and capital gains holding period as the shares surrendered. The balance of the shares received will have a tax basis equal to their fair market value on the date of exercise, and the capital gains holding period will begin on the date of exercise. The use by an employee of shares of Common Stock previously acquired pursuant to the exercise of an ISO will be treated as a taxable disposition if the transferred shares have not been held by the employee for the requisite holding period described above.

     If the Corporation delivers cash, in lieu of fractional shares, the employee will recognize ordinary income equal to the cash paid and the fair market value of any shares issued as of the date of exercise. An amount equal to any such ordinary income will be deductible by the Corporation, provided it complies with applicable withholding requirements.

     Section 162(m) of the Code, which generally disallows a tax deduction for compensation over $1,000,000 paid to the Chief Executive Officer and certain other highly compensated executive officers, provides that "performance-based" compensation will not be subject to the $1,000,000 deduction limitation. Since an employer is not entitled to a deduction upon the grant or exercise of an ISO in any event (except in the case of a disqualified disposition), this provision generally does not affect the Corporation's tax treatment with regard to ISOs. Options (other than ISOs) granted under a plan approved by shareholders with an exercise price equal to the fair market value of the underlying stock as of the date of grant are considered performance-based compensation, if certain requirements are met. The 1995 Option Plan meets such requirements and, accordingly, any income realized by employees with respect to the 1995 Option Plan is not subject to the deduction limitation of Section 162(m).

     The 1995 Option Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not required to be qualified under
Section 401(a) of the Code.

RESTRICTIONS ON RESALE

     Registration Under the Securities Act. The Corporation may register the shares of Common Stock underlying the Options on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission. The Commission has indicated that optionees who have acquired shares pursuant to a bona fide public offering registered on Form S-8 and who are not affiliates of the Corporation, at the time of their proposed reoffer or resale, may generally resell or reoffer the shares so acquired. Optionees who are affiliates of the Corporation may resell or reoffer shares acquired pursuant to an Option only if such reoffer or resale is made pursuant to an exemption from the registration requirements of the Securities Act or pursuant to a prospectus which meets the requirements of General Instruction C of Form S-8. In the case of affiliates, the exemption provided by Rule 144 under the Securities Act would be available so long as the Corporation continues to be in compliance with the reporting requirements and the affiliate complies with the volume limitations and the other requirements of that rule.

     Exemption from Section 16(b) of the Exchange Act. The 1995 Option Plan meets the requirements of Rule 16b-3 of the Exchange Act, which exempts the acquisition of certain options under the 1995 Option Plan from the operation of
Section 16(b) under the Exchange Act.

BOARD RECOMMENDATION

     The Board of Directors believes that it is in the best interests of the Corporation and its shareholders to approve the amendment to the 1995 Option Plan so that the Corporation can continue to attract, retain and motivate qualified employees and to align their interests with those of the Corporation's shareholders. See "Compensation Committee Report on Executive Compensation." Approval of the amendment to the 1995 Option Plan requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Accordingly, the Board of Directors recommends that you vote FOR the approval of the amendment to the 1995 Option Plan.

                   APPROVAL OF THE 1997 EXECUTIVE BONUS PLAN

     Pursuant to Mr. Saper's employment agreement, in fiscal 1997, the Compensation Committee adopted the 1997 Executive Bonus Plan. Under the terms of the 1997 Executive Bonus Plan, the payment of a bonus is conditioned upon receiving shareholder approval of the 1997 Executive Bonus Plan. Shareholder approval of the 1997 Executive Bonus Plan is also required for any bonus under the Plan to be deductible to the Corporation under Section 162(m) of the Code.

     General Information. The 1997 Executive Bonus Plan provides for a bonus payable to Mr. Saper based on the consolidated operating earnings of the Corporation and its subsidiaries before income taxes, as determined in accordance with generally accepted accounting principles consistently applied ("GAAP"), as reported in the Corporation's audited financial statements, adjusted to exclude in its entirety any special items and extraordinary items in accordance with GAAP (the "Earnings"), for the period beginning January 1, 1997 and ending June 30, 1997 (the "Plan Period") when compared with the prior year period (the "Base Period"). If the growth in Earnings for the Plan Period is less than 15% (the "Earnings Threshold") when compared with the Base Period, then no bonus will be paid to Mr. Saper under the Plan. However, if the growth in Earnings for the Plan Period is equal to or greater than the Earnings Threshold when compared with the Base Period (the "Bonus Earnings"), then, depending on the extent to which the Bonus Earnings exceed the Earnings Threshold, a bonus ranging from a minimum of $397,500 to a maximum of $795,000 is payable to Mr. Saper under the Plan, subject to shareholder approval of the Plan.

     Plan Administration. The 1997 Executive Bonus Plan is administered by the Compensation Committee. Under the 1997 Executive Bonus Plan, this Committee is charged with responsibility for interpreting the Plan, establishing and amending rules and regulations relating to the Plan, and determining the terms and provisions for making awards and making all other determinations necessary or advisable for the administration of the Plan. In addition, even if the Plan's performance goals are met, the Committee retains the right to reduce the bonus awarded under the Plan if, in its judgement, subjective factors warrant a reduction. The bonus award is to be paid in cash as soon as practicable following (i) issuance of the written certification from the Committee that the performance goals under the Plan have been attained (which has already occurred) and (ii) shareholder approval of the Plan.

     New Plan Benefits. In accordance with the 1997 Executive Bonus Plan, Mr. Saper was awarded a bonus of $500,850 in cash, subject to shareholder approval of the Plan.

BOARD RECOMMENDATION

     The Board of Directors believes that it is desirable and in the best interest of the Corporation and its shareholders to enable the Corporation to reward its executives through incentive compensation plans, and to enable the Corporation's executive compensation plans to comply with the requirements of
Section 162(m) of the Code to permit the deductibility of compensation over $1,000,000 paid to the Chief Executive Officer and certain highly compensated executive officers. Mr. Saper has played a central role in increasing the

Corporation's competitive strength and sustaining its continued growth. As a result, the Board recommends a vote FOR the 1997 Executive Bonus Plan. In the event that the 1997 Executive Bonus Plan is not approved by the Corporation's shareholders, any bonus granted to Mr. Saper for fiscal year 1997 would be discretionary and any such bonus would not be deductible under Section 162(m) of the Code to the extent that (when combined with other non-exempt compensation) it exceeds the limit set forth in that statute.

                     APPROVAL OF THE ANNUAL INCENTIVE PLAN

     In September 1997, the Compensation Committee adopted the Annual Incentive Plan for selected management employees of the Corporation and its divisions and subsidiaries (each division and subsidiary is referred to herein as a "Business Unit"). The Annual Incentive Plan provides for annual bonus payments to Participants (as defined below) based on any one or more performance criteria. Shareholder approval of the Annual Incentive Plan is required in order for the Plan to be effective and for bonuses payable thereunder to (i) the Chief Executive Officer and (ii) any other Participant who is designated by the Compensation Committee, either (x) prior to the Determination Date (as defined below) or (y) such later date as such Participant commences employment, to be a "covered employee" within the meaning of Section 162(m) of the Code whose "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) for such Performance Period (as defined below) is expected to exceed $1 million (each a "Covered Employee"), to be deductible under Section 162(m) of the Code.

     The following is a summary of the material terms of the Annual Incentive Plan. Such summary, however, should be read in conjunction with, and is qualified in its entirety by, the complete text of the Annual Incentive Plan, as set forth in Exhibit B to this Proxy Statement and incorporated herein by reference.

     Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the Chief Executive Officer or any of the four other most highly compensated executive officers. The Corporation intends to structure awards under the Annual Incentive Plan so that any compensation paid under the Plan to any Covered Employee would be qualified "performance-based compensation" eligible for continued deductibility with shareholder approval. To allow the Corporation to so qualify for such compensation, the Corporation is seeking approval of the Annual Incentive Plan and the material terms of the performance criteria applicable to the Plan.

     Maximum Award. No Participant may receive an award under the Annual Incentive Plan with respect to a fiscal year of the Corporation ("Performance Period") that exceeds the lesser of either 200% of such Participant's base salary or $3,000,000.

     Plan Administration. The Annual Incentive Plan will be administered by the Compensation Committee, which is composed entirely of non-employee directors who meet the criteria of "outside director" under Section 162(m) of the Code. The Committee may delegate its responsibilities for administering the Annual Incentive Plan to the Chief Executive Officer, as the Committee deems necessary, except that the Committee shall not delegate its responsibilities under the Plan relating to any Covered Employee.

     Eligible Persons; Participants. Only employees of the Company or its Business Units who are at the level of Manager or at a more senior level are eligible to participate in the Plan ("Eligible Persons") (approximately 120 employees). An Eligible Person shall participate in the Plan during a Performance Period only if such eligible person commenced employment before the end of either (a) the first quarter of such Performance Period (in the case of an Eligible Person who would be a Covered Employee), or (b) the second quarter of such Performance Period (in the case of an Eligible Person who would not be a Covered Employee) (each a "Participant").

     Awards. Awards may be granted only to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

     Performance Criteria. Generally within 90 days after the start of each fiscal year (the "Determination Date"), the Committee will adopt, with respect to each Participant, specific performance criteria, perform-ance thresholds and performance targets, together with a percentage of such Participant's base salary to be awarded (subject to modification by the Committee (as described below)) if such Participant exceeds each performance threshold, and achieves or exceeds each target for the Performance Period. If a Participant does not exceed each performance threshold, then no bonus will be paid to such Participant.

     Section 162(m) of the Code requires performance awards for Covered Employees to be based upon objective performance criteria. For each Participant who is a Covered Employee, the performance criteria may include one or more of the following: (i) net sales, (ii) pre-tax earnings, (iii) after-tax earnings,
(iv) operating earnings, and (v) earnings per share, each as determined in accordance with GAAP for the Corporation on a consolidated basis ("Financial Criteria"). If a Covered Employee is employed by a Business Unit, the Financial Criteria will be based on a combination of the results of such Business Unit results and the consolidated results of the Corporation. Performance targets may be set at a specific level or may be expressed as relative to performance in prior fiscal years, and may be on an absolute or relative basis (including comparisons of results for the Performance Period to either (x) results for the prior fiscal year or (y) budget for the Performance Period), and, where applicable, measured before extraordinary items and/or special items in accordance with GAAP.

     With respect to each Participant who is not a Covered Employee, the performance criteria established by the Committee may be any, or a combination of any, quantitative criteria (including, without limitation, any Financial Criteria) or qualitative criteria (collectively, the "Individual Criteria"). If such Participant is employed by a Business Unit, then the Financial Criteria for such Participant may relate to either the results of such Business Unit or the results of such Business Unit and consolidated results of the Corporation.

     On each Determination Date, the Committee will also determine for each Participant the weighting for each target and indicate the extent to which performance awards will be made (subject to modification (as described below)) if such Participant's performance thresholds are exceeded, including if such Participant's performance targets are achieved or exceeded.

     Calculation of Award; Certification. As soon as practicable after the end of the Performance Period, and subject to verification by the Corporation's independent auditors of the applicable Financial Criteria, the Committee will determine with respect to each Participant whether and the extent to which such Participant's Performance Thresholds were exceeded, including the extent to which, if any, each Target was attained or exceeded, and will calculate such Participant's award, if any, by taking into account these factors and the weighting for each target (subject to modification (as described below)). At such time, the Committee will certify in writing to the Board the amount of each award and whether each material term of the Plan relating to such award has been satisfied.

     Payment. So long as the Participant remains employed by the Company or a Business Unit through the date of certification of such Participant's award, such award will be payable in cash as promptly as practicable thereafter. See "Employment Requirement."

     Deferral. From time to time, prior to the beginning of a Performance Period, the Committee may, in its sole discretion (under uniform rules applicable to all Participants and in compliance with applicable law in effect at such time), offer Participants the opportunity to defer receipt of all or a portion of any award that is made (subject to modification (as described below)) for such Performance Period.

     Modification of Awards. The Committee may, in its sole discretion, (i) increase, decrease or eliminate the award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of such increase or (ii) decrease or eliminate the award payable to any Covered Employee, to reflect the individual performance and contribution of, and other factors relating to, such Participant. The determination of the Committee shall be final and conclusive.

     Employment Requirement. No Participant will have any right to receive payment of an award unless such Participant remains employed by the Company or a Business Unit through the date of certification of such award. However, the Committee may, in its sole discretion, pay all or any part of an award to any Participant who, prior to such date of certification, retires, dies or becomes permanently disabled or where other special circumstances exist with respect to such Participant, so long as such Participant exceeded all of such Participant's Performance Thresholds. The maximum of such payment, if any, will be calculated, and to the extent determined by the Committee, paid in cash as promptly as practicable thereafter (subject to modification (as described above)).

     Term, Amendment and Termination of the Plan. The Annual Incentive Plan, if approved by shareholders, will be effective beginning with fiscal year 1998. To the extent required under Section 162(m) of the Code, (i) any change to the material terms of the Financial Criteria for Covered Employees shall be disclosed to and approved by the shareholders at the next annual meeting of shareholders to be held following such change, and (ii) the material terms of the Financial Criteria for Covered Employees shall be disclosed to and reapproved by the shareholders no later than the 2002 annual meeting of shareholders. The Compensation Committee may amend the Annual Incentive Plan at any time. No such amendment shall be effective that alters the bonus or performance criteria applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except as may be permitted under Section 162(m) of the Code. The Compensation Committee may terminate the Annual Incentive Plan at any time.

     New Plan Benefits. Since future awards under the proposed Annual Incentive Plan will be based upon the future performance of the Corporation, its Business Units and Participants, actual payments cannot be determined at this time. If the Annual Incentive Plan had been in effect at the end of fiscal year 1997, and fiscal year 1997 and 1996 data were applied to the Financial Criteria established for Mr. Saper for fiscal year 1998, Mr. Saper would not have earned an award under the Plan. However, if the Annual Incentive Plan had been in effect for the period beginning January 1, 1997 and ending June 30, 1997 (which was the performance period under the 1997 Executive Bonus Plan), Mr. Saper would have earned an award of $636,000 under the Annual Incentive Plan. The amount of this hypothetical award is higher than the amount that was awarded to Mr. Saper under the 1997 Executive Bonus Plan (subject to shareholder approval of such Plan) because of different financial criteria under that Plan. See "1997 Executive Bonus Plan." If both Plans had the same financial criteria, the awards would have been equal.

BOARD RECOMMENDATION

     The Board of Directors believes that it is desirable and in the best interests of the Corporation and its shareholders to reward its employees through incentive compensation plans and to enable the Corporation's executive compensation plans to comply with the requirements of Section 162(m) of the Code to permit the deductibility of compensation over $1,000,000 paid to any Covered Employee. As a result, the Board recommends a vote FOR the Annual Incentive Plan.

                  COMPLIANCE WITH THE SECURITIES EXCHANGE ACT

     The Corporation's executive officers and directors are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Corporation. Based solely on the Corporation's review of the copies of such reports it has received, the Corporation believes that all its executive officers and directors, and greater than ten percent beneficial owners complied with all filing requirements applicable to them.

                                 OTHER BUSINESS

     The Board of Directors of the Corporation knows of no other matters to be presented at the Annual Meeting. However, if any other matters properly come before the meeting, or any adjournment thereof, it is intended that proxies in the accompanying form will be voted in accordance with the judgment of the persons named therein.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the next annual meeting of the Corporation's shareholders must be received by the Corporation for inclusion in the Corporation's 1998 Proxy Statement and form of proxy on or prior to July 4, 1998.

                    ANNUAL REPORTS AND FINANCIAL STATEMENTS

     The Annual Report to Shareholders of the Corporation for the year ended June 30, 1997 (the "Annual Report") is being furnished simultaneously herewith. Such Annual Report is not to be considered a part of this Proxy Statement.

     Upon the written request of any shareholder, management will provide, free of charge, a copy of the Corporation's annual report on Form 10-K for the fiscal year ended June 30, 1997, including the financial statements and schedules thereto. Requests should be directed to Secretary, Datascope Corp., 14 Philips Parkway, Montvale, New Jersey 07645.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Corporation's financial statements for the years ended June 30, 1997 and 1996 have been examined by the firm of Deloitte & Touche LLP, independent certified public accountants. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Shareholders to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

     The Corporation's Board of Directors intends to review the appointment of independent certified public accountants at a meeting subsequent to the Annual Meeting of Shareholders.

                              COST OF SOLICITATION

     The cost of soliciting proxies in the accompanying form has been or will be borne by the Corporation. The Corporation has engaged the firm of MacKenzie Partners, Inc. as proxy solicitors. The fee to such firm for solicitation services is estimated to be $7,500 plus reimbursement of out-of-pocket expenses. In addition, directors, officers and employees of the Corporation may solicit proxies personally or by telephone or other means of communication. Although there is no formal agreement to do so, arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to their principals, and the Corporation may reimburse them for any attendant expenses.

     It is important that your shares be represented at the meeting. If you are unable to be present in person, you are respectfully requested to sign the enclosed proxy and return it in the enclosed stamped and addressed envelope as promptly as possible.

                                          By Order of the Board of Directors,

                                          MURRAY PITKOWSKY,
                                          Secretary

Dated: November 1, 1997
       Montvale, New Jersey

                                                                       EXHIBIT A

                                DATASCOPE CORP.

                             1995 STOCK OPTION PLAN
                           (AS OF SEPTEMBER 18, 1997)

     1. Purpose. The 1995 Stock Option Plan (the "Plan") of Datascope Corp. (the "Company"), a Delaware corporation, is designed to aid the Company and its subsidiaries in retaining and attracting personnel of exceptional ability by enabling key employees to purchase a proprietary interest in the Company, thereby stimulating in such individuals an increased desire to render greater services which will contribute to the continued growth and success of the Company and its subsidiaries. Certain of the options to be granted under the Plan are intended to satisfy the requirements for classification as "Incentive Stock Options" as defined in Section 422, of the Internal Revenue Code of 1986, as amended (the "Code"). (An option granted under the Plan which is intended to satisfy the requirements for classification as an Incentive Stock Option shall be referred to herein as a "Plan Incentive Stock Option").

     2. Amount and Source of Stock. The aggregate number and class of shares which may be the subject of options granted pursuant to the Plan is 1,500,000 shares ("Shares") of Common Stock, par value $.01 per share, of the Company, subject to adjustment as provided in paragraph 10, all of which may be subject to Plan Incentive Stock Options. Any one participant may be granted Options to purchase a maximum of 150,000 Shares in any one year, subject to adjustment as provided in paragraph 10. Such Shares may be reserved or made available from the Company's authorized and unissued Shares or from Shares reacquired and held in the Company's treasury. In the event that any option granted hereunder shall terminate prior to its exercise in full, for any reason, including, without limitation, an option exchange pursuant to paragraph 13 hereof, or in the event that any Shares issued upon the exercise of an option granted hereunder shall be reacquired by the Company as provided in paragraph 12 hereof, then the Shares subject to the option so exercised or the Shares so reacquired shall be added to the Shares otherwise available for issuance pursuant to the exercise of options under the Plan; provided, however, that in the case of a cancellation or termination of an option in the same fiscal year that such option was granted (or for purposes of determining the maximum number of options which may be granted to a participant under the Plan, the cancellation or termination of an option at any time), both the canceled option and the newly granted option shall be counted in determining whether the participant has received the maximum number of options permitted to be issued to any one participant under the Plan.

     3. Administration of the Plan. The Plan shall be administered by a committee of the Board of Directors of the Company (the "Board") comprised of three or more members of the Board, selected by the Board (the "Committee"). All of the members of the Committee shall be both "disinterested persons" as that term is described in Rule 16b-3(c)(2) (or any successor provision) promulgated under the Securities Exchange Act of 1934, as amended, and "outside directors" as that term is defined for purposes of Section 162(m) of the Code (or any successor provision).

     The Committee shall have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the key employees to whom options may be granted under the Plan, to select from among the eligible individuals those to whom options are to be granted, to determine the terms and provisions of the respective option agreements (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee, with approval by the Board, shall have full authority to amend the Plan; provided, however, that any amendment that (i) increases the number of Shares that may be the subject of stock options granted under the Plan, (ii) expands that class of individuals eligible to receive options under the Plan, (iii) increases the period during which options may be granted or the permissible term of options under the Plan, (iv) decreases the minimum exercise price of such options, or (v) would require the approval of Shareholders in order for options granted under the Plan to satisfy the requirements for performance-based compensation for purposes of Code Section 162(m)(4)(C) (or successor provision) shall only be adopted by the Committee subject to Board and shareholder approval. No amendment to the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his or her rights under any option. The date on which the Committee adopts resolutions granting an option to a specified individual shall constitute the date of grant of such option (the "Date of Grant"); provided, however, that if the grant of an option is made subject to the occurrence of a subsequent event (such as, for example, the commencement of employment), the date on which such subsequent event occurs shall be the Date of Grant. Such resolutions shall also specify whether the option is or is not intended to qualify as a Plan Incentive Stock Option; provided, however, that in the event no such specification is made, in such resolutions the Committee will be deemed to have specified that such option is intended to qualify as a Plan Incentive Stock Option; provided, further, however that in the event the Code's requirements for qualification as an Incentive Stock Option are inconsistent with the terms of an option that is specified, whether explicitly or implicitly, as intended to qualify as a Plan Incentive Stock Option, then such specification shall be deemed changed to the minimum extent necessary to be consistent with such requirements of the Code. The adoption of any such resolution by the majority of the members of the Committee shall complete the necessary corporate action constituting the grant of said option and an offer of Shares for-sale to said individual under the Plan.

     4. Eligibility. All officers and key employees of the Company or subsidiaries of the Company, as determined by the Committee, shall be eligible to receive options hereunder; provided, however, that no Plan Incentive Stock Option shall be granted hereunder to any person who, together with his spouse, children and trusts and custodial accounts for their benefit, immediately at the time of the grant of such option and assuming its immediate exercise, would beneficially own, within the meaning of Section 424(d) of the Code, Shares possessing more than ten percent (10%) of the total combined voting power of all of the outstanding Common Stock of the Company ("Ten Percent Shareholder"), unless the option granted to the Ten Percent Shareholder satisfies the additional conditions for options granted to Ten Percent Shareholders set forth in subparagraphs 5(a) and 6(a) hereof. For purposes of the Plan, a subsidiary shall mean any "subsidiary corporation" as defined in Section 424(f) of the Code or, with respect to any option under the Plan that is not an Incentive Stock Option, any partnership of which the Company or any subsidiary of the Company is a general partner. From time to time the Committee shall, in its sole discretion, within the applicable limits of the Plan, select from among the eligible individuals those persons to whom options shall be granted under the Plan, the number of Shares subject to each option, and the exercise price, terms and conditions of any options to be granted hereunder.

     5. Option Price; Maximum Grant.

     (a) The exercise price for the Shares purchasable under options granted pursuant to the Plan shall not be less than 100%, or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, 110% of the fair market value per share of the Shares subject to option under the Plan at the Date of Grant, solely as determined by the Committee in good faith. The exercise price for options granted pursuant to the Plan shall be subject to adjustment as provided in paragraph 10.

     (b) To the extent necessary for any Plan Incentive Stock Options to qualify as Incentive Stock Options, the aggregate fair market value, determined as of the Date of Grant, of the Shares subject to such options which may first become exercisable by an individual in any calendar year, under this Plan and all other stock option plans of the Company and of any parent or subsidiary of the Company pursuant to which Incentive Stock Options may be granted shall not exceed $100,000.

     6. Term of Option.

     (a) Subject to the provisions of the Plan, the Committee shall have absolute discretion in determining the period during which, the rate at which and the terms and conditions upon which any option granted hereunder may be exercised, and whether any option exercisable in installments is to be exercisable on a cumulative or noncumulative basis; provided, however, that no option granted hereunder shall be exercisable for a period exceeding ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant. Unless the resolution granting an option provides otherwise, each option granted hereunder shall, subject to the provisions of paragraph 8 hereof, be exercisable for a period of ten (10) years or, in the case of a Plan Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the Date of Grant.

     (b) The grant of options by the Committee shall be effective as of the date on which the Committee shall authorize the option; provided, however, that no options granted hereunder shall be exercisable unless and until the holders shall enter into individual option agreements with the Company that shall set forth the terms and conditions of such options. Each such agreement shall expressly incorporate by reference the provisions of this Plan and shall state that in the event of any inconsistency between the provisions hereof and the provisions of such agreement, the provisions of this Plan shall govern.

     7. Exercise of Options. An option shall be exercised when written notice of such exercise, signed by the person entitled to exercise the option, has been delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Said notice shall specify the number of Shares for which the option is being exercised and shall be accompanied by (i) such documentation, if any, as may be required by the Company as provided in subparagraph 11(b), and (ii) payment of the aggregate option price. Such payment shall be in the form of (i) cash or a certified check (unless such certification is waived by the Company) payable to the order of the Company in the amount of the aggregate option price, (ii) certificates duly endorsed for transfer (with all transfer taxes paid or provided for) evidencing a number of shares of Common Stock of the Company of which the aggregate market value on the date of exercise is equal to the aggregate option exercise price of the shares being purchased, or (iii) a combination of these methods of payment; provided, however, that payment, whether in whole or in part, by surrendering certificates, may only be made if the optionee has held such shares for a period of at least 6 months prior to the date of surrender. Delivery of said notice shall constitute an irrevocable election to purchase the Shares specified in said notice, and the date on which the Company receives the last of said notice, documentation and the aggregate option exercise price for all of the shares covered by the notice shall, subject to the provisions of paragraph 11 hereof, be the date as of which the Shares so purchased shall be deemed to have been issued. The person entitled to exercise the option shall not have the right or status as a holder of the Shares to which such exercise relates prior to receipt by the Company of the payment, notice and documentation expressly referred to in this paragraph 7.

     8. Exercise and Cancellation of Options Upon Termination of Employment or Death. Except as set forth below, if a holder shall voluntarily or involuntarily terminate his service as an employee of the Company or any subsidiary of the Company, the option of such holder shall terminate upon the date of such termination of employment regardless of the expiration date specified in such option. If the termination of employment is due to retirement (as defined by the Committee in its sole discretion), the holder shall have the privilege of exercising any option that which the holder could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company, provided, however, that such exercise must be accomplished within the term of such option and within three (3) months of the holder's retirement. If the termination of employment is due to disability (to an extent and in a manner as shall be determined by the Committee in its sole discretion), he (or his duly appointed guardian or conservator) shall have the privilege of exercising any option that he could have exercised on the day upon which he ceased to be an employee of the Company or any subsidiary of the Company; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the termination of his employment with the Company or any subsidiary of the Company. If the termination of employment is due to the death of the holder, the duly appointed executor or administrator of his estate shall have the privilege at any time of exercising any option that the holder could have exercised on the date of his death; provided, however, that such exercise must be accomplished within the term of such option and within one (1) year of the holder's death. For all purposes of the Plan, an approved leave of absence shall not constitute interruption or termination of employment. Nothing contained herein or in any option agreement shall be construed to confer on any option holder any right to be continued in the employ of the Company or any subsidiary of the Company or derogate from any right of the Company or any subsidiary of the Company to retire, request the resignation of or discharge such option holder or to lay off or require a leave of absence of such option holder(with or without pay), at any time, with or without cause.

     8A. Election to Have Shares Withheld.

     (a) A holder may elect to have Shares withheld by the Company in order to satisfy federal and state withholding tax liability (a "share withholding election"), provided, (i) the Committee shall not have revoked its advance approval of the holder's share withholding election; and (ii) the share withholding election is made on or prior to the date on which the amount of withholding tax liability is determined (the "Tax Date"). If a holder elects within thirty (30) days of the date of exercise to be subject to withholding tax on the exercise date pursuant to the provisions of Section 83(b) of the Code, then the share withholding election may be made during such thirty (30) day period. Notwithstanding the foregoing, a holder whose transactions in Common Stock are subject to Section 16(b) of the Securities Exchange Act of 1934 may make a share withholding election only if the following additional conditions are met: (i) the share withholding election is made no sooner than six (6) months after the Date of Grant, except, however, such six (6) month condition shall not apply if the holder's death or disability (as shall be determined by the Committee) occurs within such six (6) month period; and (ii) the share withholding election is made (x) at least six (6) months prior to the Tax Date,
(y) during the period beginning on the third business day following the date of release of the Company's quarterly or annual financial results and ending on the twelfth business day following such date.

     (b) A share withholding election shall be deemed made when written notice of such election, signed by the holder, has been hand delivered or transmitted by registered or certified mail to the Secretary of the Company at its then principal office. Delivery of said notice shall constitute an irrevocable election to have Shares withheld.

     (c) Upon exercise of an option by a holder, the Company shall transfer the total number of Shares subject to the option to the holder on the date of exercise, provided, however, that pursuant to subparagraph (d) below, the holder will be unconditionally obligated to tender shares back to the Company.

     (d) If a holder has made a share withholding election pursuant to this
Section 8A; and (i) within thirty (30) days of the date of exercise of the option, the holder elects pursuant to the provisions of Section 83(b) of the Code to be subject to withholding tax on the date of exercise of his option, then such holder will be unconditionally obligated to immediately tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee) equal to the amount of tax required to be withheld plus cash for any fractional amount, together with written notice to the Company informing the Company of the holder's election pursuant to
Section 83(b) of the Code; or (ii) if the holder has not made an election pursuant to the provisions of Section 83(b) of the Code, then on the Tax Date, such holder will be unconditionally obligated to tender back to the Company the number of Shares having an aggregate fair market value (as determined in good faith by the Committee) equal to the amount of tax required to be withheld plus cash for any fractional amount.

     9. Non-transferability of Options. No option granted under the Plan shall be sold, pledged, assigned or transferred in any manner except to the extent that options may be exercised by an executor or administrator as provided in paragraph 8 hereof. An option may be exercised, during the lifetime of the holder thereof, only by such holder or his duly appointed guardian or conservator in the event of his disability.

     10. Adjustments Upon Changes in Capitalization.

     (a) If the outstanding Shares are subdivided, consolidated, increased, decreased, changed into, or exchanged for a different number or kind of shares or other securities of the Company through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue additional Shares as a dividend or pursuant to a stock split, then the number and kind of Shares available for issuance pursuant to the exercise of options to be granted under this Plan and all Shares subject to the unexercised portion of any option theretofore granted and the option price of such options shall be adjusted to prevent the inequitable enlargement or dilution of any rights hereunder; provided, however, that any such adjustment in outstanding options under the Plan shall be made without change in the aggregate exercise price applicable to the unexercised portion of any such outstanding option. No such adjustment shall be made that (i) with respect to a Plan Incentive Stock Option, would violate Code Section 422, or successor provision or (ii) would constitute a cancellation and reissuance of an option for purposes of Code Section 162(m) to the extent such reissuance would result in the grant of options in excess of the maximum number of options permitted to be granted to any participant under the Plan. Distributions to the Company's shareholders consisting of property other than shares of Common Stock of the Company or its successor and distributions to shareholders of rights to subscribe for Common Stock shall not result in the adjustment of the Shares purchasable under outstanding options or the exercise price of outstanding options. Adjustments under this paragraph shall be made by the Committee whose determination thereof shall be conclusive and binding. Any fractional Share resulting from adjustments pursuant to this paragraph shall be eliminated from any then outstanding option. Nothing contained herein or in any option agreement shall be construed to affect in any way the right or power of the Company to make or become a party to any adjustments, reclassifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or otherwise transfer all or any part of its business or assets.

     (b) If, in the event of a merger or consolidation, the Company is not the surviving corporation, and in the event that the agreements governing such merger or consolidation do not provide for the substitution of new options or other rights in lieu of the options granted hereunder or for the express assumption of such outstanding options by the surviving corporation, or in the event of the dissolution or liquidation of the Company, the holder of any option theretofore granted under this Plan shall have the right not less than five (5) days prior to the record date for the determination of shareholders entitled to participate in such merger consolidation, dissolution or liquidation, to exercise his option, in whole or in part, without regard to any installment provision that may have been made part of the terms and conditions of such option; provided, that any conditions precedent to such exercise set forth in any option agreement granted under this Plan, other than the passage of time, have been satisfied. In any such event, the Company will mail or cause to be mailed to each holder of an option hereunder a notice specifying the date that is to be fixed as of which all holders of record of the Shares shall be entitled to exchange their shares for securities, cash or other property issuable or deliverable pursuant to such merger, consolidation, dissolution or liquidation. Such notice shall be mailed at least ten (10) days prior to the date therein specified. In the event any then outstanding option is not exercised in its entirety on or prior to the date specified therein, all remaining outstanding options granted hereunder and any and all rights thereunder shall terminate as of said date.

     11. General Restrictions.

     (a) No option granted hereunder shall be exercisable if the Company shall, at any time in its sole discretion, determine that (i) the listing upon any securities exchange, registration or qualification under any state or federal law of any Shares otherwise deliverable upon such exercise, or (ii) the consent or approval of any regulatory body or the satisfaction of withholding tax or other withholding liabilities, is necessary or appropriate in connection with such exercise. In any of such events, the exercisability of such actions shall be suspended and shall not be effective unless and until such withholding, listing, registration, qualification or approval shall have been effected or obtained free of any conditions not acceptable to the Company in its sole discretion, notwithstanding any termination of any option or any portion of any option during the period when exercisability has been suspended.

     (b) The Committee may require, as a condition to the right to exercise an option, that the Company receive from the option holder, at the time of any such exercise, representations, warranties and agreements to the effect that the Shares are being purchased by the holder only for investment and without any present intention to sell or otherwise distribute such Shares and that the option holder will not dispose of such Shares in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder. The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.

     12. Restrictions on Transfers of Shares; Repurchase by the Company.

     (a) Without the prior written consent of the Company, the individual exercising an option hereunder shall not sell, transfer, pledge, hypothecate or otherwise dispose of any Shares acquired upon the exercise of options hereunder or any interest in any such Shares within seven (7) months following the date of such exercise. In the event that during the first six months of such period the option holder shall, for any reason (other than death), cease to be an officer or employee of the Company or its subsidiaries, then forthwith upon the occurrence of such event, the Company shall have the right for the duration of such seven month period to repurchase from the option holder, and upon the exercise of such right, the option holder shall be required to sell to the Company, all such Shares owned by him which are then subject to restriction under this subparagraph 12(a) for a price equal to the aggregate exercise price paid for such Shares. The Company may exercise its right to repurchase shares by mailing notice of exercise to the option holder prior to the expiration of the Company's repurchase right. In the event the Company repurchases such Shares, the certificate or certificates evidencing such Shares shall forthwith be delivered to the Company against full payment of the sum of (i) an amount of money in the form of cash or check equal to the amount, if any, paid by the optionee in cash or check as payment of the exercise price, and (ii) a number of Shares equal to the number of Shares, if any, paid by the optionee as payment of the exercise price, without regard to the then fair market value of such Shares. In the event the optionee had paid the option exercise price, in whole or in part, in Shares, then the Company shall delay such repurchase until six (6) months and ten (10) days from the date the optionee ceased to be an officer or employee of the Company or its subsidiaries.

     (b) The certificate or certificates delivered to individuals who exercise options hereunder to evidence Shares acquired upon any exercise of an option (as provided in paragraph 7 hereof) shall bear, in addition to any restrictive legend required by subparagraph 11(b) hereof, a legend summarizing the restrictions set forth in subparagraph (a) of this paragraph 12.

     (c) In the event of the death of an option holder, all restrictions set forth in subparagraph (a) and provided for in subparagraph (b) of this paragraph shall terminate forthwith with respect to any and all Shares owned by such holder at the date of his death, but neither the termination of such restrictions upon the death of the holder nor any lapse of restrictions upon the expiration of any period specified in subparagraph 12(a) hereof shall affect the obligations of the holder (or his executor or administrator) to comply with the requirements of subparagraph 11(b) in connection with any sale or other disposition of any such Shares.

     (d) Anything in the Plan to the contrary notwithstanding, the Committee shall have the power, in its discretion, to lessen or eliminate the period of time during which the transfer of a holder's Shares is restricted under, and/or to eliminate or modify in the holder's favor the Company's right to repurchase Shares pursuant to, this paragraph 12, whether before or after any option is granted or exercised hereunder.

     13. Exchange of Options. The Committee shall have the right to grant options hereunder that are granted subject to the condition that the grantee shall agree with the Company to terminate all or a portion of another option or options previously granted under the Plan. The Shares that had been issuable pursuant to the exercise of the option terminated in the exchange of options shall, upon such termination, again become available for issuance pursuant to the exercise of options under the Plan.

     14. Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on September 17, 2005, and no options under the Plan shall thereafter be granted, provided, however, the Board at any time may, in its sole discretion, terminate the Plan prior to the foregoing date. No termination of the Plan shall, without the consent of the holder of an existing option, materially and adversely affect his rights under such option.

     The Plan shall be submitted to the Shareholders of the Company for approval in accordance with the applicable provisions of the Delaware General Corporation Law as promptly as practicable and in any event within one year after the date of the original adoption hereof by the Board. Any options granted hereunder prior to such shareholder approval shall not be exercisable unless and until such approval is obtained. If such approval is not obtained within such time period, the Plan and any options granted hereunder shall be terminated.

                                                                       EXHIBIT B

                                DATASCOPE CORP.

                             ANNUAL INCENTIVE PLAN
                           (AS OF SEPTEMBER 17, 1997)

     Section 1. Purpose. The purpose of the Datascope Corp. Annual Incentive Plan (the "Plan") is to benefit and advance the interests of Datascope Corp., a Delaware corporation (the "Company"), by rewarding selected employees of the Company and its subsidiaries and divisions (each such subsidiary or division is referred to herein as a "Business Unit") for their contributions to the Company's financial success and thereby motivate them to continue to make such contributions in the future by granting annual performance-based awards ("Awards").

     Section 2. Administration of the Plan.

     (a) Generally. The Plan shall be administered by the Compensation Committee ("Committee") of the Company's Board of Directors ("Board"). The Committee shall consist of two or more directors, each of whom is an "outside director" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, and regulations thereunder (the "Code")). The Committee is authorized to administer, interpret and apply the Plan and from time to time may adopt such rules, regulations and guidelines consistent with the provisions of the Plan as it may deem advisable to carry out the Plan, except that the Committee may authorize any one or more of its members, or any officer of the Company, to execute and deliver documents on behalf of the Committee. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its shareholders and Participants (as defined below). The Committee shall have authority to determine the terms and conditions of the Awards granted to Participants (as defined below).

     (b) Delegation. The Committee may delegate its responsibilities for administering the Plan to the Chief Executive Officer, as the Committee deems necessary. However, the Committee shall not delegate its responsibilities under the Plan relating to (i) the Chief Executive Officer and (ii) any other Participant who is designated by the Committee, either (x) prior to the Determination Date (as defined below) or (y) such later date as such Participant commences employment, to be a "covered employee" within the meaning of Section 162(m) of the Code whose "applicable employee remuneration" (within the meaning of Section 162(m) of the Code) for such Performance Period (as defined below) is expected to exceed $1,000,000 (each a "Covered Employee"). For purposes of the Plan, (i) "Performance Period" means the current Fiscal Year (as defined below) of the Company, and (ii) "Fiscal Year" means the fiscal year ending on June 30 or such other period that the Company may hereafter adopt as its fiscal year.

     (c) Reliance and Indemnification. The Committee may employ attorneys, consultants, accountants or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. Neither any member of the Committee nor the Chief Executive Officer shall be personally liable for any action, determination or interpretation taken or made in good faith by the Committee or the Chief Executive Officer with respect to the Plan or Awards granted hereunder, and all members of the Committee and the Chief Executive Officer shall be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

     Section 3. Eligible Persons; Participants. Only employees of the Company or its Business Units who are at the level of Manager or at a more senior level are eligible to participate in the Plan ("Eligible Persons"). An Eligible Person shall participate in the Plan during a Performance Period only if such Eligible Person commenced employment before the end of either (a) the first quarter of such Performance Period (in the case of an Eligible Person who would be a Covered Employee), or (b) the second quarter of such Performance Period (in the case of an Eligible Person who would not be a Covered Employee) (each a "Participant"). An individual shall not be deemed an employee for purposes of the Plan unless such individual receives compensation from either the Company or one of its Business Units for services performed as an employee of the Company or any one of its Business Units.

     Section 4. Awards. Awards may be granted only to Participants with respect to each Performance Period, subject to the terms and conditions set forth in the Plan.

     Section 5. Determination of Targets, Performance Thresholds and Base Salary Percentage. Prior to the beginning of each Performance Period or (x) with respect to Covered Employees, prior to any later date described in Treasury Regulation 1.162-27(e)(2) (or any successor thereto), or (y) with respect to any Participants who are not Covered Employees who have commenced employment within the time limit specified in Section 3, on such date of commencement (each a "Determination Date"), the Committee shall adopt each of the following:

          (a) with respect to each Covered Employee, one or more Targets, which shall be equal to a desired level or levels for any Fiscal Year of any or a combination of the following business criteria on an absolute or relative basis (including comparisons of results for the Performance Period to either (x) results for the prior Fiscal Year or (y) budget for the Performance Period), and measured before extraordinary items and/or special items: (i) net sales, (ii) pre-tax earnings, (iii) after-tax earnings, (iv) operating earnings, and (v) earnings per share, each as determined in accordance with generally accepted accounting principles consistently applied for the Company on a consolidated basis (collectively, the "Financial Criteria"); provided, however, that with respect to any Covered Employee who is employed by a Business Unit, the Financial Criteria shall be based on the results of such Business Unit and consolidated results of the Company;

          (b) with respect to each Participant who is not a Covered Employee, one or more Targets, which shall be equal to a desired level or levels for any Fiscal Year of any, or a combination of any, quantitative criteria (including, without limitation, any Financial Criteria) or qualitative criteria (collectively, the "Individual Criteria"); provided, however, that with respect to such Participants who are employed by a Business Unit, the Financial Criteria may be based on the results of such Business Unit rather than consolidated results of the Company, or a combination of the two;

          (c) a Performance Threshold, with respect to each Target, based upon one or more Financial Criteria or Individual Criteria, as applicable, representing a minimum amount which, if not exceeded, would result in no Award being made to the Participant; and

          (d) a Base Salary Percentage, representing the percentage of such Participant's Base Salary (as defined in Section 7) in effect at the time such Participant's Targets are established, which shall be payable as an Award (subject to modification under Section 7(b)) in the event that 100% of such Participant's Targets are achieved.

     The Committee shall also determine on each Determination Date for each Participant a mathematical formula or matrix which shall contain weighting for each Target and indicate the extent to which Awards will be made (subject to modification under Section 7(b)) if such Participant's Performance Thresholds are exceeded, including if such Participant's Targets are achieved or exceeded.

     Section 6. Calculation of Awards; Certification; Payment; Deferral. As soon as practicable after the end of the Performance Period, and subject to verification by the Company's independent auditors of the applicable Financial Criteria, the Committee shall determine with respect to each Participant whether and the extent to which such Participant's Performance Thresholds were exceeded, including the extent to which, if any, each Target was attained or exceeded. Such Participant's Award, if any, shall be calculated in accordance with the mathematical formula or matrix determined pursuant to Section 5, and subject to the limitations set forth in Section 7 hereof. The Committee shall certify in writing to the Board the amount of such Award and whether each material term of the Plan relating to such Award has been satisfied. Subject to Section 8 hereof, such Award shall become payable in cash as promptly as practicable thereafter. However, from time to time, prior to the beginning of a Performance Period, the Committee may, in its sole discretion (under uniform rules applicable to all Participants and in compliance with applicable law in effect at such time), offer Participants the opportunity to defer receipt of all or a portion of any Award that is made (subject to modification under Section 7(b)) for such Performance Period.

     Section 7. Limitations; Modifications to Awards. Each Award determined pursuant to Section 6 hereof shall be subject to modification or forfeiture in accordance with the following provisions:

          (a) Limitations. The aggregate amount of any Award to any Participant for any Performance Period shall not exceed the lesser of either (x) the amount determined by multiplying such Participant's Base Salary by a factor of two (2) or (y) $3,000,000. For purposes of the Plan, "Base Salary" shall mean the annual base salary of the Participant on the first day of such Performance Period or, in the case of a Participant commencing employment after such date (to the extent permitted by Section 3), such Participant's annual base salary on the date of such commencement.

          (b) Modifications. The Committee may, in its sole discretion, (i) increase, decrease or eliminate the Award payable to any Participant who is not a Covered Employee and who would not become a Covered Employee as a result of such increase or (ii) decrease or eliminate the Award payable to any Covered Employee, to reflect the individual performance and contribution of, and other factors relating to, such Participant. The determination of the Committee shall be final and conclusive.

     Section 8. Employment Requirement. No Participant shall have any right to receive payment of any Award unless such Participant remains in the employ of the Company or a Business Unit through the date of certification of such Award; provided, however, that the Committee may, in its sole discretion, pay all or any part of an Award to any Participant who, prior to such date of certification, retires, dies or becomes permanently disabled or where other special circumstances exist with respect to such Participant, so long as such Participant exceeded such Participant's Performance Thresholds. The maximum amount of such payment, if any, will be calculated, and to the extent determined by the Committee, paid as provided in Section 6 (subject to modification under Section 7(b)). The determination of the Committee shall be final and conclusive.

     Section 9. Miscellaneous.

     (a) No Contract; No Rights to Awards or Continued Employment. The Plan is not a contract between the Company and any Participant or other employee. No Participant or other employee shall have any claim or right to receive Awards under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained by the Company or any of its Business Units.

     (b) No Right to Future Participation. Participation in the Plan during one Performance Period shall not guarantee participation during any other Performance Period.

     (c) Restriction on Transfer. The rights of a Participant with respect to Awards under the Plan shall not be transferable by the Participant to whom such Award is granted (other than by will or the laws of descent and distribution), and any attempted assignment or transfer shall be null and void and shall permit the Committee, in its sole discretion, to extinguish the Company's obligation under the Plan to pay any Award with respect to such Participant.

     (d) Tax Withholding. The Company or a subsidiary thereof, as appropriate, shall have the right to deduct from all payments made under the Plan to a Participant or to a Participant's beneficiary or beneficiaries any Federal, state or local taxes required by law to be withheld with respect to such payments.

     (e) No Restriction on Right of Company to Effect Changes. The Plan shall not affect in any way the right or power of the Company or its shareholders to make or authorize any recapitalization, reorganization, merger, acquisition, divestiture, consolidation, spin off, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction or event involving the Company or a subsidiary thereof or any other event or series of events, whether of a similar character or otherwise.

     (f) Source of Payments. The Plan shall be unfunded. The Plan shall not create or be construed to create a trust or separate fund or segregation of assets of any kind or a fiduciary relationship between the Company and a Participant or any other individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, or government or political subdivision thereof. To the extent that any Participant is granted an Award under Section 6 (subject to modification under Section 7(b)), such Participant's right to receive such Award shall be no greater than the right of any unsecured general creditor of the Company.

     (g) No Interest. If the Company for any reason fails to make payment of an Award at the time such Award becomes payable, the Company shall not be liable for any interest or other charges thereon.

     (h) Amendment and Termination. The Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part. No such amendment shall be effective which alters the Award, Target or other criteria relating to an Award applicable to a Covered Employee for the Performance Period in which such amendment is made or any prior Performance Period, except any such amendment that may be made without causing such Award to cease to qualify as performance-based compensation under Section 162(m)(4)(C) of the Code.

     (i) Governmental Regulations. The Plan, and all Awards hereunder, shall be subject to all applicable rules and regulations of governmental or other authorities.

     (j) Headings. The headings of sections and subsections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

     (k) Governing Law. The validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New Jersey, without regard to the choice-of-law principles thereof, and applicable federal law.

     (l) Severability. If any term or provision ("Provision") of the Plan or the application thereof (i) as to any Participant or circumstance (other than as described in clause (ii)) is, to any extent, found to be illegal or invalid, or
(ii) would cause any Award to any Covered Employee not to constitute performance-based compensation under Section 162(m)(4)(C) of the code, then the Committee shall sever such Provision from the Plan and, thereupon, such Provision shall not be a part of the Plan.

     (m) Effective Date. The Plan shall be effective as of July 1, 1997; provided, however, that it shall be a condition to the effectiveness of the Plan, and any Awards made on or after July 1, 1997, that the shareholders of the Company ("Shareholders") approve the Plan at the 1997 Annual Meeting of Shareholders. Such approval shall meet the requirements of Section 162(m) of the Code and the regulations thereunder. If such approval is not obtained, then the Plan shall not be effective and any Award made on or after July 1, 1997 shall be void ab initio.

     (n) Approval and Reapproval by Shareholders.  To the extent required under
Section 162(m) of the Code, (i) any change to the material terms of the Financial Criteria shall be disclosed to and approved by the Shareholders at the next Annual Meeting of Shareholders to be held following such change, and (ii) the material terms of the Financial Criteria shall be disclosed to and reapproved by the Shareholders no later than the Annual Meeting of Shareholders that occurs in the fifth year following the year in which Shareholders approve the Financial Criteria.

PROXY                           DATASCOPE CORP.                     COMMON STOCK
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             OF THE CORPORATION FOR ANNUAL MEETING OF SHAREHOLDERS
                                DECEMBER 9, 1997
    The undersigned hereby constitutes and appoints LAWRENCE SAPER and MURRAY PITKOWSKY, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common stock, par value $.01 per share, of DATASCOPE CORP. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of the Shareholders of DATASCOPE CORP., to be held at The Harmonie Club, 4 East 60th Street, New York, New York, on December 9, 1997 at 11 o'clock A.M., local time, and at any adjournment thereof, on all matters coming before said meeting:

    1. ELECTION OF DIRECTORS. Nominees: Lawrence Saper, Alan B. Abramson and Arno Nash (Mark only one of the following boxes.)
        [ ]VOTE FOR ALL NOMINEES LISTED ABOVE, EXCEPT VOTE WITHHELD AS TO THE
           FOLLOWING NOMINEES (IF ANY): ____________________________
        [ ]VOTE WITHHELD FROM ALL NOMINEES.

    2. PROPOSAL TO APPROVE THE AMENDMENT TO THE DATASCOPE CORP. 1995 STOCK OPTION PLAN.
              [ ] FOR                    [ ] AGAINST                    [
                               ] ABSTAIN

    3. PROPOSAL TO APPROVE THE ADOPTION OF THE DATASCOPE CORP. 1997 EXECUTIVE BONUS PLAN.
              [ ] FOR                    [ ] AGAINST                    [
                               ] ABSTAIN

    4. PROPOSAL TO APPROVE THE ADOPTION OF THE DATASCOPE CORP. ANNUAL INCENTIVE PLAN.
              [ ] FOR                    [ ] AGAINST                    [
                               ] ABSTAIN

    5. IN THEIR DISCRETION, UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                       (continue and sign on other side)

(Continued from other side)
    This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election as directors of the nominees of the Board of Directors, FOR the proposal to approve the amendment to the Datascope Corp. 1995 Stock Option Plan, FOR the proposal to approve the adoption of the Datascope Corp. 1997 Executive Bonus Plan and FOR the proposal to approve the adoption of the Datascope Corp. Annual Incentive Plan.
    The undersigned acknowledges receipt of the accompanying Proxy Statement dated November 1, 1997.

                                         Date: , 1997

                                         ---------------------------------------

                                         ---------------------------------------
                                               Signature of Shareholder(s)

                                         (When signing as attorney, trustee,
                                         executor, administrator, guardian,
                                         corporate officer, etc., please give
                                         full title. If more than one trustee,
                                         all should sign. Joint owners must each
                                         sign.)
                                         Please date and sign exactly as name
                                         appears above.
                                            I plan [ ]   I do not plan [ ]
                                         to attend the Annual Meeting.